                               REVOLVING CREDIT
                               ----------------

                                      AND
                                      ---

                              TERM LOAN AGREEMENT
                              -------------------

                           Dated as of April 26, 1999

                                     among

                         CHART HOUSE ENTERPRISES, INC.
                               CHART HOUSE, INC.



                           BANKBOSTON, N.A., as Agent


                                      and

                BANCBOSTON ROBERTSON STEPHENS INC., as Arranger

                               TABLE OF CONTENTS
                               -----------------

1.   DEFINITIONS AND RULES OF INTERPRETATION............................................   1
          1.1.   Definitions.............................................................  1
          1.2.   Rules of Interpretation................................................  15
2.   THE REVOLVING CREDIT FACILITY......................................................  16
          2.1.   Commitment to Lend.....................................................  16
          2.2.   Commitment Fee.........................................................  17
          2.3.   Reduction of Total Revolving Credit Commitment.........................  17
          2.4.   The Revolving Credit Notes.............................................  17
          2.5.   Interest on Revolving Credit Loans.....................................  18
          2.6.   Requests for Revolving Credit Loans....................................  18
                    2.6.1.      General.................................................  18
                    2.6.2.      Swing Line..............................................  18
          2.7.   Conversion Options.....................................................  19
                    2.7.1.      Conversion to Different Type of Revolving Credit Loan...  19
                    2.7.2.      Continuation of Type of Revolving Credit Loan...........  19
                    2.7.3.      Eurodollar Rate Loans...................................  20
           2.8.   Funds for Revolving Credit Loan.......................................  20
                    2.8.1.      Funding Procedures......................................  20
                    2.8.2.      Advances by Agent.......................................  20
           2.9.   Settlements...........................................................  21
                    2.9.1.      General.................................................  21
                    2.9.2.      Failure to Make Funds Available.........................  21
                    2.9.3.      No Effect on Other Banks................................  22
3.   REPAYMENT OF THE REVOLVING CREDIT LOANS............................................  22
          3.1.   Maturity...............................................................  22
          3.2.   Mandatory Repayments of Revolving Credit Loans.........................  22
          3.3.   Optional Repayments of Revolving Credit Loans..........................  22
4.   THE TERM LOAN......................................................................  23
          4.1.   Commitment to Lend.....................................................  23
          4.2.   The Term Notes.........................................................  23
          4.3.   Mandatory Payments of Principal of Term Loan...........................  23
                     4.3.1.     Term Loan...............................................  23
                     4.3.2.     Annual Excess Operating Cash Flow Recapture.............  24
                     4.3.3.     Proceeds................................................  24
          4.4.   Optional Prepayment of Term Loan.......................................  24
          4.5.   Interest on Term Loan..................................................  25
                     4.5.1.     Interest Rates..........................................  25
                     4.5.2.     Notification by Borrower................................  25
                     4.5.3.     Amounts, etc............................................  25
5.   LETTERS OF CREDIT..................................................................  25
          5.1.   Letter of Credit Commitments...........................................  25
                     5.1.1.     Commitment to Issue Letters of Credit...................  26
                     5.1.2.     Letter of Credit Applications...........................  26

                     5.1.3.     Terms of Letters of Credit..............................  26
                     5.1.4.     Reimbursement Obligations of Banks......................  26
                     5.1.5.     Participations of Banks.................................  26
          5.2.   Reimbursement Obligation of the Borrower...............................  27
          5.3.   Letter of Credit Payments..............................................  27
          5.4.   Obligations Absolute...................................................  28
          5.5.   Reliance by Issuer.....................................................  28
          5.6.   Letter of Credit Fee...................................................  28
6.   CERTAIN GENERAL PROVISIONS.........................................................  29
          6.1.   Closing and Arrangement Fees...........................................  29
          6.2.   Agent's Fee............................................................  29
          6.3.   Funds for Payments.....................................................  29
                     6.3.1.     Payments to Agent.......................................  29
                     6.3.2.     No Offset, etc..........................................  29
          6.4.   Computations...........................................................  29
          6.5.   Inability to Determine Eurodollar Rate.................................  30
          6.6.   Illegality.............................................................  30
          6.7.   Additional Costs, etc..................................................  30
          6.8.   Capital Adequacy.......................................................  31
          6.9.   Certificate............................................................  32
          6.10.   Indemnity.............................................................  32
          6.11.   Interest After Default................................................  32
                     6.11.1.    Overdue Amounts.........................................  32
                     6.11.2.    Amounts Not Overdue.....................................  33
          6.12.  Replacement Banks......................................................  33
7.   GUARANTY...........................................................................  33
          7.1.   Guaranty of Payment and Performance....................................  33
          7.2.   Parent's Agreement to Pay Enforcement Costs, etc.......................  34
          7.3.   Waivers by the Parent; Banks' Freedom to Act...........................  34
          7.4.   Unenforceability of Obligations Against Borrower.......................  35
          7.5.   Subrogation; Subordination.............................................  35
                     7.5.1.     Postponement of Rights Against Borrower.................  35
                     7.5.2.     Subordination...........................................  35
                     7.5.3.     Provisions Supplemental.................................  36
          7.6.   Security; Setoff.......................................................  36
          7.7.   Further Assurances.....................................................  36
          7.8.   Termination; Reinstatement.............................................  36
          7.9.   Successors and Assigns.................................................  36
8.   COLLATERAL SECURITY AND GUARANTIES.................................................  37
          8.1.   Security of Borrower...................................................  37
          8.2.   Guaranties and Security of Subsidiaries................................  37
          8.3.    Security of Parent....................................................  37
9.   REPRESENTATIONS AND WARRANTIES.....................................................  37
          9.1.   Corporate Authority....................................................  37
                     9.1.1.     Incorporation; Good Standing............................  37
                     9.1.2.     Authorization...........................................  38

                     9.1.3.     Enforceability..........................................  38
          9.2.   Governmental Approvals.................................................  38
          9.3.   Title to Properties; Leases............................................  38
          9.4.   Financial Statements and Projections...................................  38
                     9.4.1.     Fiscal Year.............................................  38
                     9.4.2.     Financial Statements....................................  39
                     9.4.3.     Projections.............................................  39
          9.5.   No Material Changes, etc...............................................  39
          9.6.   Franchises, Patents, Copyrights, etc...................................  39
          9.7.   Litigation.............................................................  39
          9.8.   No Materially Adverse Contracts, etc...................................  40
          9.9.   Compliance with Other Instruments, Laws, etc...........................  40
          9.10.   Tax Status............................................................  40
          9.11.   No Event of Default...................................................  40
          9.12.   Holding Company and Investment Company Acts...........................  40
          9.13.   Absence of Financing Statements, etc..................................  40
          9.14.   Perfection of Security Interest.......................................  41
          9.15.   Certain Transactions..................................................  41
          9.16.   Employee Benefit Plans................................................  41
                     9.16.1.    In General..............................................  41
                     9.16.2.    Terminability of Welfare Plans..........................  41
                     9.16.3.    Guaranteed Pension Plans................................  41
                     9.16.4.    Multiemployer Plans.....................................  42
          9.17.   Use of Proceeds.......................................................  42
                     9.17.1.    General.................................................  42
                     9.17.2.    Regulations U and X.....................................  42
                     9.17.3.    Ineligible Securities...................................  42
          9.18.   Environmental Compliance..............................................  43
          9.19.   Subsidiaries, etc.....................................................  44
          9.20.   Bank Accounts.........................................................  44
          9.21.   Insurance.............................................................  44
          9.22.   Year 2000 Problem.....................................................  44
          9.23.   No Amendments to Certain Documents....................................  45
          9.24.   Disclosure............................................................  45
10.   AFFIRMATIVE COVENANTS OF THE BORROWER.............................................  45
          10.1.   Punctual Payment......................................................  45
          10.2.    Maintenance of Office................................................  45
          10.3.   Records and Accounts..................................................  46
          10.4.   Financial Statements, Certificates and Information....................  46
          10.5.   Notices...............................................................  47
                     10.5.1.    Defaults................................................  47
                     10.5.2.    Environmental Events....................................  47
                     10.5.3.    Notification of Claim against Collateral................  48
                     10.5.4.    Notice of Litigation and Judgments......................  48
          10.6.   Corporate Existence; Maintenance of Properties........................  48
          10.7.   Insurance.............................................................  48

          10.8.   Taxes.................................................................  49
          10.9.   Inspection of Properties and Books, etc...............................  49
                     10.9.1.    General.................................................  49
                     10.9.2.    Appraisals..............................................  49
                     10.9.3.    Environmental Assessments...............................  49
                     10.9.4.    Communications with Accountants.........................  50
          10.10.   Compliance with Laws, Contracts, Licenses, and Permits...............  50
          10.11.   Employee Benefit Plans...............................................  50
          10.12.   Use of Proceeds......................................................  50
          10.13.   Additional Mortgaged Property........................................  51
          10.14.   Interest Rate Protection.............................................  51
          10.15.   Bank Accounts........................................................  51
          10.16.   Further Assurances...................................................  51
11.   CERTAIN NEGATIVE COVENANTS OF THE BORROWER........................................  51
          11.1.   Restrictions on Indebtedness..........................................  52
          11.2.   Restrictions on Liens.................................................  53
          11.3.   Restrictions on Investments...........................................  54
          11.4.   Distributions.........................................................  55
          11.5.   Merger, Consolidation and Disposition of Assets.......................  55
                     11.5.1.    Mergers and Acquisitions................................  55
                     11.5.2.    Disposition of Assets...................................  55
          11.6.   Sale and Leaseback....................................................  55
          11.7.   Compliance with Environmental Laws....................................  55
          11.8.   Employee Benefit Plans................................................  56
          11.9.   Business Activities...................................................  56
          11.10.   Fiscal Year..........................................................  56
          11.11.   Transactions with Affiliates.........................................  56
          11.12.   Negative Pledges.....................................................  57
          11.13.   Upstream Limitations.................................................  57
          11.14.   Inconsistent Agreements..............................................  57
          11.15.   Creation of Subsidiaries.............................................  57
12.   FINANCIAL COVENANTS OF THE BORROWER...............................................  58
          12.1.   Leverage..............................................................  58
          12.2.   Consolidated Net Worth................................................  58
          12.3.   Debt Service..........................................................  58
          12.4.   Interest Coverage.....................................................  58
          12.5.   Capital Expenditures..................................................  59
13.   CLOSING CONDITIONS................................................................  59
          13.1.   Loan Documents etc....................................................  59
                     13.1.1.    Loan Documents..........................................  59
                     13.1.2.    Acquisition Documents...................................  59
          13.2.   Certified Copies of Charter Documents.................................  59
          13.3.   Corporate Action......................................................  59
          13.4.   Incumbency Certificate................................................  59
          13.5.   Validity of Liens.....................................................  60
          13.6.   Perfection Certificates and UCC Search Results........................  60

          13.7.   Survey and Taxes......................................................  60
          13.8.   Title Insurance.......................................................  60
          13.9.   Certificates of Insurance.............................................  60
          13.10.   Hazardous Waste Assessments..........................................  60
          13.11.   Opinion of Counsel...................................................  61
          13.12.   Satisfaction of Conditions of Purchase Agreement.....................  61
          13.13.   Completion of Acquisition, etc.......................................  61
          13.14.   Pro Forma Balance Sheet and Compliance Certificate...................  61
          13.15.   Consents and Approvals...............................................  61
          13.16.   Payment of Fees and other Arrangements...............................  61
          13.17.   Payoff Letter........................................................  61
          13.18.   Disbursement Instructions............................................  61
14.   CONDITIONS TO ALL BORROWINGS......................................................  61
          14.1.   Representations True; No Event of Default.............................  62
          14.2.   No Legal Impediment...................................................  62
          14.3.   Governmental Regulation...............................................  62
          14.4.   Proceedings and Documents.............................................  62
15.   EVENTS OF DEFAULT; ACCELERATION; ETC..............................................  62
          15.1.   Events of Default and Acceleration....................................  62
          15.2.   Termination of Commitments............................................  65
          15.3.   Remedies..............................................................  66
          15.4.   Distribution of Collateral Proceeds...................................  66
16.   SETOFF............................................................................  67
17.   THE AGENT.........................................................................  67
          17.1.   Authorization.........................................................  67
          17.2.   Employees and Agents..................................................  68
          17.3.   No Liability..........................................................  68
          17.4.   No Representations....................................................  68
                     17.4.1.    General.................................................  68
                     17.4.2.    Closing Documentation, etc..............................  69
          17.5.   Payments..............................................................  69
                     17.5.1.    Payments to Agent.......................................  69
                     17.5.2.    Distribution by Agent...................................  69
                     17.5.3.    Delinquent Banks........................................  69
          17.6.   Holders of Notes......................................................  70
          17.7.   Indemnity.............................................................  70
          17.8.   Agent as Bank.........................................................  70
          17.9.   Resignation...........................................................  70
          17.10.   Notification of Defaults and Events of Default.......................  71
          17.11.   Duties in the Case of Enforcement....................................  71
18.   EXPENSES AND INDEMNIFICATION......................................................  71
          18.1.   Expenses..............................................................  71
          18.2.   Indemnification.......................................................  72
          18.3.   Survival..............................................................  72
19.   TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.....................................  72
          19.1.   Sharing of Information with Section 20 Subsidiary.....................  72

          19.2.   Confidentiality.......................................................  73
          19.3.   Prior Notification....................................................  73
          19.4.   Other.................................................................  73
20.   SURVIVAL OF COVENANTS, ETC........................................................  74
21.   ASSIGNMENT AND PARTICIPATION......................................................  74
          21.1.   Conditions to Assignment and Accession................................  74
                     21.1.1.    Assignment by Banks.....................................  74
                     21.1.2.    Accession...............................................  75
          21.2.   Certain Representations and Warranties; Limitations; Covenants........  75
          21.3.   Register..............................................................  76
          21.4.   New Notes.............................................................  76
          21.5.   Participations........................................................  77
          21.6.   Disclosure............................................................  77
          21.7.   Assignee or Participant Affiliated with the Borrower..................  77
          21.8.   Miscellaneous Assignment Provisions...................................  78
          21.9.   Assignment by Borrower................................................  78
22.   NOTICES, ETC......................................................................  78
23.   GOVERNING LAW.....................................................................  79
24.   HEADINGS..........................................................................  79
25.   COUNTERPARTS......................................................................  79
26.   ENTIRE AGREEMENT, ETC.............................................................  80
27.   WAIVER OF JURY TRIAL..............................................................  80
28.   CONSENTS, AMENDMENTS, WAIVERS, ETC................................................  80
29.   SEVERABILITY......................................................................  81

                                REVOLVING CREDIT
                                ----------------
                                      AND
                                      ---
                              TERM LOAN AGREEMENT
                              -------------------

     This REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of April 26, 1999, by and among CHART HOUSE ENTERPRISES, INC., a Delaware corporation, (the "Parent"), CHART HOUSE, INC., (the "Borrower"), a Delaware corporation, BANKBOSTON, N.A., a national banking association and the other lending institutions listed on Schedule 1 hereto (the "Banks"), BANKBOSTON, N.A., as
                       ----------
agent for itself and the Banks and BANCBOSTON ROBERTSON STEPHENS INC., as arranger.

                  1.  DEFINITIONS AND RULES OF INTERPRETATION.
                      ---------------------------------------

     1.1.  Definitions. The following terms shall have the meanings set forth in
           -----------
this (S)1 or elsewhere in the provisions of this Credit Agreement referred to below:

     A&M.  Diamond Jim's Steak House, LLC, a New York limited liability company,
     ---
doing business as Angelo & Maxie's.

     Acquisition.  The acquisition by New A&M of substantially all of the assets
     -----------
of A&M, pursuant to the Acquisition Documents.

     Acquisition Documents.  The Purchase Agreement and all agreements and
     ---------------------
documents required to be entered into or delivered in connection with the Acquisition, each in the form delivered to the Agent on or prior to the Closing Date.

     Adjustment Date.  The fifth Business Day following receipt by the Agent of
     ---------------
a Compliance Certificate to be delivered by the Borrower pursuant to (S)10.4(d) hereto with respect to any fiscal quarter.

     Affected Bank.  See (S)6.12 hereof.
     -------------

     Affiliate.  Any Person that would be considered to be an affiliate of the
     ---------
Parent or the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Parent or the Borrower were issuing securities.

     Agent.  BankBoston, N.A. acting as agent for the Banks.
     -----

     Agent's Head Office.  The Agent's head office located at 100 Federal
     -------------------
Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

     Agent's Special Counsel.  Bingham Dana LLP or such other counsel as may be
     -----------------------
approved by the Agent.

     Applicable Margin.  For each period commencing on an Adjustment Date
     -----------------
through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Leverage

Ratio for the Reference Period ending on the fiscal quarter ended immediately preceding the applicable Rate Adjustment Period.


    ---------------------------------------------------------------------------------------------------------
                 Level                  Level I       Level II       Level III      Level IV        Level V
    -------------------------------  -------------  -------------  -------------  -------------  -------------

        Leverage Ratio                      *1.50         **1.50 -       **2.00 -       **2.50 -        *3.00
                                                           *2.00          *2.50          *3.00
    ---------------------------------------------------------------------------------------------------------
       Base Rate Loans                       0.25%          0.50%          0.75%          1.00%          1.25%
    ---------------------------------------------------------------------------------------------------------
    Eurodollar Rate Loans                    2.00%          2.25%          2.50%          2.75%          3.00%
    ---------------------------------------------------------------------------------------------------------

     Notwithstanding the foregoing, (a) until the delivery by the Borrower to the Agent of the Compliance Certificate pursuant to (S)10.4(d) for the period ending December 31, 1999, the Applicable Margin shall be the Applicable Margin set forth above in Level V, and (b) if the Borrower fails to deliver any Compliance Certificate when required by (S)10.4(d) hereof then, for the period commencing on the date such Compliance Certificate was required to be delivered through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the Applicable Margin set forth above in Level V.

     Assignment and Acceptance.  See (S)21.1.
     -------------------------

     Balance Sheet Date.  December 31, 1998.
     ------------------

     Banks.  BKB and the other lending institutions listed on Schedule 1 hereto
     -----                                                    ----------
and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to (S)21.

     Base Rate.  The higher of (i) the annual rate of interest announced from
     ---------
time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

     Base Rate Loans.  Revolving Credit Loans and all or any portion of the Term
     ---------------
Loan bearing interest calculated by reference to the Base Rate.

     BKB.  BankBoston, N.A. (f/k/a The First National Bank of Boston), a
     ---
national banking association, in its individual capacity.

*  = Less than
** = Greater than

     BKB Concentration Account.  See (S)10.15.1.
     -------------------------

     Borrower.  As defined in the preamble hereto.
     --------

     BRS.  BancBoston Robertson Stephens Inc., in its capacity as arranger.
     ---

     Business Day.  Any day on which banking institutions in Boston,
     ------------
Massachusetts and Chicago, Illinois, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     Capital Assets.  Fixed assets, both tangible (such as land, buildings,
     --------------
fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not
                                       --------
include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

     Capital Expenditures.  Amounts paid or Indebtedness incurred by a Person in
     --------------------
connection with the purchase or lease by such Person of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles, including amounts paid in connection with acquisitions.

     Capitalized Leases.  Leases under which any Person is the lessee or
     ------------------
obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     CERCLA.  See (S)9.18(a).
     ------

     Closing Date.  The first date on which the conditions set forth in (S)13
     ------------
have been satisfied and any Revolving Credit Loans and the Term Loan are to be made or any Letter of Credit is to be issued hereunder.

     Code.  The Internal Revenue Code of 1986.
     ----

     Collateral.  All of the property, rights and interests of the Parent, the
     ----------
Borrower and their respective Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

     Commitment.  With respect to each Bank, the amount set forth on Schedule 1
     ----------                                                      ----------
hereto as the amount of such Bank's Revolving Credit Commitment and Term Commitment.

     Commitment Fee.  See (S)2.2.
     --------------

     Commitment Percentage.  With respect to each Bank, the percentage set forth
     ---------------------
in Schedule 1 hereto in the column entitled "Commitment Percentage".
   ----------

     Consolidated or consolidated.  With reference to any term defined herein,
     ----------------------------
shall mean that term as applied to the accounts of any Person and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     Consolidated Cash Flow.  With respect to the Parent and its Subsidiaries
     ----------------------
for any fiscal period, an amount equal to Consolidated EBITDA for such period, minus the sum of (a) cash taxes paid during such period and (b) Maintenance
-----
Capital Expenditures made in such period.

     Consolidated EBITDA.  With respect to the Parent and its Subsidiaries for
     -------------------
any fiscal period, an amount equal to Consolidated Net Income for such period, plus, to the extent deducted in the calculation of Consolidated Net Income and
----
without duplication, (a) depreciation and amortization for such period, (b) other noncash charges for such period, (c) income tax expense for such period,
(d) Consolidated Interest Charges paid or accrued during such period, and (e) Minority Interest for such period.

     Consolidated EBITDAR.  With respect to the Parent and its Subsidiaries for
     --------------------
any fiscal period, an amount equal to Consolidated EBITDA for such period plus
                                                                          ----
Consolidated Rental Expense for such period.

     Consolidated Financial Obligations.  For any period, the sum of all
     ----------------------------------
scheduled payments of principal on Consolidated Funded Indebtedness of the Parent and its Subsidiaries made or required to be made in such period, plus
                                                                        ----
Consolidated Interest Charges of the Parent and its Subsidiaries for such period.

     Consolidated Funded Indebtedness. With respect to the Parent and its
     --------------------------------
Subsidiaries for any period, the sum of (a) the aggregate amount of Indebtedness of the Parent and its Subsidiaries, on a consolidated basis, relating to the borrowing of money (including, without limitation, all Indebtedness evidenced by notes or bonds) or the obtaining of credit or in respect of capitalized leases, plus (b) the aggregate maximum drawing amount of all letters of credit
----
outstanding, plus (c) without duplication, all Indebtedness of the types
             ----
referred to in (a) and (b) guaranteed by the Parent or any of its Subsidiaries.

     Consolidated Interest Charges.  With respect to the Parent and its
     -----------------------------
Subsidiaries for any period, the aggregate amount of interest required to be paid or payable in cash during such period on all Indebtedness of the Parent and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease, or any synthetic lease referred to in clause (d) of the definition of the term "Indebtedness," and including commitment fees, letter of credit fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money

     Consolidated Net Income.  With respect to the Parent and its Subsidiaries
     -----------------------
for any fiscal period, the consolidated net income (or net deficit) of the Parent and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income incurred after December 31, 1998.

     Consolidated Rental Expense.  With respect to the Parent and its
     ---------------------------
Subsidiaries for any fiscal period, the consolidated rental expense of the Parent and its Subsidiaries, determined in accordance with generally accepted accounting principles.

     Consolidated Total Assets.  The sum of (i) all assets ("consolidated
     -------------------------
balance sheet assets") of the Parent and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, plus (ii) without duplication, all assets leased by the Parent or any Subsidiary
----
as lessee under any synthetic lease referred to in clause (d) of the definition of the term "Indebtedness" to the extent that such assets would have been consolidated balance sheet assets had the synthetic lease been treated for accounting purposes as a Capitalized Lease.

     Consolidated Total Liabilities.  All liabilities of the Parent and its
     ------------------------------
Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and classified as such on the consolidated balance sheet of the Parent and its Subsidiaries and all other Indebtedness of the Parent and its Subsidiaries, whether or not so classified.

     Conversion Request.  A notice given by the Borrower to the Agent of the
     ------------------
Borrower's election to convert or continue a Loan in accordance with (S)2.7.

     Credit Agreement.  This Revolving Credit and Term Loan Agreement, including
     ----------------
the Schedules and Exhibits hereto.

     Debt Service Coverage Ratio.  As at any date of determination, the ratio of
     ---------------------------
(a) Consolidated Cash Flow of the Parent and its Subsidiaries for the Reference Period ending on such date to (b) Consolidated Financial Obligations of the Parent and its Subsidiaries for such Reference Period.

     Default.  See (S)15.1.
     -------

     Delinquent Bank.  See (S)17.5.3.
     ---------------

     Distribution.  The declaration or payment of any dividend on or in respect
     ------------
of any shares of any class of capital stock of any Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly through a subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of such Person.

     Dollars or $.  Dollars in lawful currency of the United States of America.
     -------    -

     Domestic Lending Office.  Initially, the office of each Bank designated as
     -----------------------
such in Schedule 1 hereto; thereafter, such other office of such Bank, if any,
        -------- -
located within the United States that will be making or maintaining Base Rate Loans.

     Drawdown Date.  The date on which any Revolving Credit Loan or the Term
     -------------
Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with (S)2.7 or all or any portion of the Term Loan is converted or continued in accordance with (S)4.5(b).

     Eligible Assignee.  Any of (i) a commercial bank or finance company
     -----------------
organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such
                                                              --------
bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

     Employee Benefit Plan.  Any employee benefit plan within the meaning of
     ---------------------
(S)3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

     Environmental Laws.  See (S)9.18(a).
     ------------------

     EPA.  See (S)9.18(b).
     ---

     ERISA.  The Employee Retirement Income Security Act of 1974.
     -----

     ERISA Affiliate.  Any Person which is treated as a single employer with the
     ---------------
Borrower under (S)414 of the Code.

     ERISA Reportable Event.  A reportable event with respect to a Guaranteed
     ----------------------
Pension Plan within the meaning of (S)4043 of ERISA and the regulations promulgated thereunder.

     Eurocurrency Reserve Rate.  For any day with respect to a Eurodollar Rate
     -------------------------
Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Business Day.  Any day on which commercial banks are open for
     -----------------------
international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

     Eurodollar Lending Office.  Initially, the office of each Bank designated
     -------------------------
as such in Schedule 1 hereto; thereafter, such other office of such Bank, if
           ----------
any, that shall be making or maintaining Eurodollar Rate Loans.

     Eurodollar Rate.  For any Interest Period with respect to a Eurodollar Rate
     ---------------
Loan, the rate of interest equal to (i) the arithmetic average of the rates per annum for each Reference Bank (rounded upwards to the nearest 1/16 of one percent) of the rate at which such Reference Bank's Eurodollar Lending Office is offered Dollar deposits two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of such Reference Bank to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     Eurodollar Rate Loans.  Revolving Credit Loans and all or any portion of
     ---------------------
the Term Loan bearing interest calculated by reference to the Eurodollar Rate.

     Event of Default.  See (S)15.1.
     ----------------

     Excess Operating Cash Flow. With respect to the Parent and its Subsidiaries
     --------------------------
for any fiscal year, an amount equal to Consolidated Net Income for such period, plus, to the extent deducted in the calculation of Consolidated Net Income and
----
without duplication, the sum of (a) depreciation and amortization for such period, (b) other noncash charges for such period, and (c) income tax expense for such period, minus the sum of (a) cash taxes paid during such period, (b)
                 -----
Capital Expenditures made in such period other than that portion of any Capital Expenditures financed pursuant to third party debt permitted under (S)11.1(g),
(c) mandatory payments of principal made during such period in accordance with
(S)4.3, and (d) voluntary payments of principal on the Term Loans made during such period in accordance with (S)4.4.

     Fee Letter.  The fee letter dated as of April 12, 1999 among the Parent,
     ----------
the Agent and BRS.

     generally accepted accounting principles.  (i) When used in (S)12, whether
     ----------------------------------------
directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of the Parent reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Parent adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Growth Capital Expenditures.  Capital Expenditures relating to
     ---------------------------
acquisitions, new unit development, existing unit remodeling, and the conversion of Real Estate to a new concept (including the A&M concept) of the Parent, the Borrower and their respective Subsidiaries.

     Guaranteed Pension Plan.  Any employee pension benefit plan within the
     -----------------------
meaning of (S)3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantors.  The Parent and all Subsidiary Guarantors.
     ----------

     Guaranty.  The Guaranty, dated or to be dated on or prior to the Closing
     --------
Date, made by each Subsidiary Guarantor in favor of the Banks and the Agent pursuant to which each Subsidiary Guarantor guaranties to the Banks and the Agent the payment and performance of the Obligations and in form and substance satisfactory to the Banks and the Agent.

     Hazardous Substances. See (S)9.18(b).
     --------------------

     Indebtedness.  All obligations, contingent and otherwise, that in
     ------------
accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all obligations in respect of interest rate protection arrangements and other interest rate, currency or commodity hedging arrangements; (d) all obligations under any lease (a "synthetic lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes; and (e) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit, provided, however that the conversion of one class of stock solely to another
--------  -------
class of stock shall not be deemed to create Indebtedness.

     Ineligible Securities.  Securities which may not be underwritten or dealt
     ---------------------
in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. (S)24, Seventh), as amended.

     Instrument of Accession.  See (S)21.1.2.
     -----------------------

     Interest Coverage Ratio.  As at any date of determination, the ratio of (a)
     -----------------------
Consolidated EBITDAR of the Parent and its Subsidiaries for the Reference Period ending on such date to (b) the sum of (i) Consolidated Interest Charges of the Parent and its Subsidiaries for such Reference Period plus (ii) Consolidated
                                                      ----
Rental Expense.

     Interest Payment Date.  (i) As to any Base Rate Loan, the last day of the
     ---------------------
calendar quarter with respect to interest accrued during such calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date of such Base Rate Loan; and (ii) as to any Eurodollar Rate Loan in respect of which the Interest Period is (A) three (3) months or less, the last day of such Interest Period and (B) more than three (3) months, the date that is three
(3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

     Interest Period.  With respect to each Revolving Credit Loan or all or any
     ---------------
relevant portion of the Term Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request or as otherwise required by the terms of this Credit Agreement (A) for any Base Rate Loan, the last day of the calendar quarter; and (B) for any Eurodollar Rate Loan, 1, 2, 3, or 6 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan or all or such portion of the Term Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are
--------
subject to the following:

          (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (c) if the Borrower shall fail to give notice as provided in (S)2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

          (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (e) any Interest Period that would otherwise extend beyond the Revolving Credit Loan Maturity Date (if comprising a Revolving Credit Loan) or the Term Loan Maturity Date (if comprising the Term Loan or a portion thereof) shall end on the Revolving Credit Loan Maturity Date or the Term Loan Maturity Date (as the case may be).

     International Standby Practices.  With respect to any standby Letter of
     -------------------------------
Credit, International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     Investments.  All expenditures made and all liabilities incurred
     -----------
(contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Letter of Credit.  See (S)5.1.1.
     ----------------

     Letter of Credit Application.  See (S)5.6.
     ----------------------------

     Letter of Credit Fee.  See (S)5.1.1.
     --------------------

     Letter of Credit Participation.  See (S)5.1.4.
     ------------------------------

     Leverage Ratio.  As at any date of determination, the ratio of (a)
     --------------
Consolidated Funded Indebtedness of the Parent and its Subsidiaries outstanding on such date, over (b) Consolidated EBITDA of the Parent and its Subsidiaries for such Reference Period.

     Loan Documents.  This Credit Agreement, the Notes, the Letter of Credit
     --------------
Applications, the Letters of Credit and the Security Documents.

     Loan Request.  See (S)2.6.
     ------------

     Loans.  The Revolving Credit Loans and the Term Loan.
     -----

     Local Account.  See (S)10.15.1.
     -------------

     Maintenance Capital Expenditures.  All Capital Expenditures other than
     --------------------------------
Growth Capital Expenditures and excluding amounts expended in connection with any acquisition to the extent permitted by (S)11.5.1.

     Maximum Drawing Amount.  The maximum aggregate amount that the
     ----------------------
beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     Minority Interest.  For any period, minority interest expense in respect of
     ------------------
non-wholly owned Subsidiaries deducted in calculating Consolidated Net Income for such period in accordance with generally accepted accounting principles.

     Mortgaged Property.  Any Real Estate which is subject to any Mortgage.
     ------------------

     Mortgages.  The several mortgages and deeds of trust, dated or to be dated
     ---------
on or prior to the Closing Date, from the Borrower and its Subsidiaries to the Agent with respect to the fee and leasehold interests of the Borrower and its Subsidiaries in the Real Estate and in form and substance satisfactory to the Banks and the Agent.

     Multiemployer Plan.  Any multiemployer plan within the meaning of (S)3(37)
     ------------------
of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     New A&M.  Chart House Acquisition, Inc., a Delaware corporation and a
     -------
wholly owned Subsidiary of the Parent.

     Non-Affected Banks.  As at any date of determination, those Banks which are
     ------------------
not Affected Banks.

     Notes.  The Term Notes and the Revolving Credit Notes.
     -----

     Obligations.  All indebtedness, obligations and liabilities of any of the
     -----------
Parent, the Borrower and their respective Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letter of Credit, interest rate protection arrangements or other instruments at any time evidencing any thereof.

     Operating Account.  See (S)2.6.2.
     -----------------

     outstanding.  With respect to the Loans, the aggregate unpaid principal
     -----------
thereof as of any date of determination.

     Parent.  As defined in the preamble hereto.
     ------

     Parent Guaranty.  The guaranty of the Parent as set forth in (S)7 hereof.
     ---------------

     PBGC.  The Pension Benefit Guaranty Corporation created by (S)4002 of ERISA
     ----
and any successor entity or entities having similar responsibilities.

     Perfection Certificates.  The Perfection Certificates as defined in the
     -----------------------
Security Agreements.

     Permitted Liens.  Liens, security interests and other encumbrances
     ---------------
permitted by (S)11.2.

     Person.  Any individual, corporation, partnership, trust, unincorporated
     ------
association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Purchase Agreement.  The Asset Purchase Agreement, dated as of March 17,
     ------------------
1999, among New A&M, the Parent, A&M and the managing members of A&M.

     Rate Adjustment Period  See the definition of Applicable Margin.
     ----------------------

     RCRA.  See (S)9.18(a).
     ----

     Real Estate.  All real property at any time owned or leased (as lessee or
     -----------
sublessee) by the Borrower or any of its Subsidiaries.

     Record.  The grid attached to a Note, or the continuation of such grid, or
     ------
any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

     Reference Banks.  BKB.
     ---------------

     Reference Period. Any period of (a) four (4) consecutive fiscal quarters of
     ----------------
the Parent ending on the relevant date or (b) until four (4) full fiscal quarters of the Parent have elapsed after June 30, 1999, such shorter period of one (1), two (2) or three (3) full fiscal quarters elapsed since June 30, 1999, with the relevant amount applicable to such shorter period annualized for the period of four (4) consecutive fiscal quarters for which the applicable covenant or test calculation is being performed by multiplying such relevant amount by a fraction whose numerator is four (4) and whose denominator is such actual number of elapsed full fiscal quarters.

     Register.  See (S)21.3.
     --------

     Reimbursement Obligation.  The Borrower's obligation to reimburse the Agent
     ------------------------
and the Banks on account of any drawing under any Letter of Credit as provided in (S)5.2.

     Required Banks.  As of any date, the Banks holding at least sixty-six and
     --------------
two-thirds percent (66 2/3%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitute at least sixty-six and two-thirds percent (66 2/3%) of the Total Revolving Credit Commitment.

     Revolving Credit Commitment.  With respect to each Bank, the amount set
     ---------------------------
forth on Schedule 1 as the amount of its commitment to make Revolving Credit
         ----------
Loans and to participate in the issuance, extension and renewal of Letters of Credit for the account of the Borrower, as the same may be modified pursuant to (S)21.1.2 hereof, and as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     Revolving Credit Loan Maturity Date.  March 31, 2004.
     -----------------------------------

     Revolving Credit Loans.  Revolving credit loans made or to be made by the
     ----------------------
Banks to the Borrower pursuant to (S)2.

     Revolving Credit Note Record.  A Record with respect to a Revolving Credit
     ----------------------------
Note.

     Revolving Credit Notes.  See (S)2.4.
     ----------------------

     SARA.  See (S)9.18(a).
     ----

     Section 20 Subsidiary.  A Subsidiary of the bank holding company
     ---------------------
controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

     Security Agreements.  The several  Security Agreements, dated or to be
     -------------------
dated on or prior to the Closing Date, between the Parent, the Borrower and their respective Subsidiaries and the Agent and in form and substance satisfactory to the Banks and the Agent.

     Security Documents.  The Guaranty, the Parent Guaranty, the Security
     ------------------
Agreements, the Mortgages, the Trademark Assignments, the Stock Pledge Agreements and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

     Settlement.  The making  or receiving of payments, in immediately available
     ----------
funds, by the Banks, to the extent necessary to cause each Bank's actual share of the outstanding amount of Revolving Credit Loans (after giving effect to any Loan Request) to be equal to such Bank's Commitment Percentage of the outstanding amount of such Revolving Credit Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

     Settlement Amount.  See (S)2.9.1.
     -----------------

     Settlement Date.  (a) The Drawdown Date relating to any Loan Request, (b)
     ---------------
Friday of each week, or if a Friday is not a Business Day, the Business Day immediately following such Friday, (c) at the option of the Agent, on any Business Day following a day on which the account officers of the Agent active upon the Borrower's account become aware of the existence of an Event of Default, (d) any Business Day on which the amount of Revolving Credit Loans outstanding from BKB plus BKB's Commitment Percentage of the sum of the Maximum
                     ----
Drawing Amount and any Unpaid Reimbursement Obligations is equal to or greater than BKB's Commitment Percentage of the Total Revolving Credit Commitment, (e) the Business Day immediately following any Business Day on which the amount of Revolving Credit Loans outstanding increases or decreases by more than $5,000,000 as compared to the previous Settlement Date, (f) any day on which any conversion of a Base Rate Loan to a Eurodollar Rate

Loan occurs, or (g) any Business Day on which (i) the amount of outstanding Revolving Credit Loans decreases and (ii) the amount of the Agent's Revolving Credit Loans outstanding equals zero Dollars ($0).

     Settling Bank.  See (S)2.9.1.
     -------------

     Stock Pledge Agreements.  The several Stock Pledge Agreements, dated or to
     -----------------------
be dated on or prior to the Closing Date, between the Parent, the Borrower and their respective Subsidiaries and the Agent and in form and substance satisfactory to the Banks and the Agent.

     Subsidiary.  Any corporation, association, trust, or other business entity
     ----------
of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     Subsidiary Guarantors.  Collectively, all Subsidiaries of the Parent (other
     ---------------------
than the Borrower) and all Subsidiaries of the Borrower.

     Survey.  In relation to each Mortgaged Property, an instrument survey of
     ------
such Mortgaged Property which shall show the location of all buildings, structures, easements and utility lines on such Mortgaged Property, shall be sufficient to remove the survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of such Mortgaged Property, shall not show any encroachments by others, shall show the zoning district or districts in which such Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law.

     Surveyor Certificate.  In relation to each Mortgaged Property for which a
     --------------------
Survey has been conducted, a certificate executed by the surveyor who prepared such Survey dated as of a recent date and containing such information relating to such Mortgaged Property as the Agent or the Title Insurance Company may require, such certificate to be satisfactory to the Agent in form and substance.

     Term Commitment.  With respect to each Bank, the amount set forth on
     ---------------
Schedule 1 attached hereto as the amount of such Bank's commitment to make a
----------
portion of the Term Loan to the Borrower on the Closing Date.

     Term Loan.  The term loan made or to be made by the Banks to the Borrower
     ---------
on the Closing Date in the aggregate principal amount of $15,000,000.00 pursuant to (S)4.1.

     Term Loan Maturity Date.  March 31, 2004.
     -----------------------

     Term Notes.  See (S)4.2.
     ----------

     Term Note Record.  A Record with respect to a Term Note.
     ----------------

     Title Insurance Company.  First American Title Company.
     -----------------------

     Title Policy.  In relation to each Mortgaged Property, an ALTA standard
     ------------
form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Agent may require, any such reinsurance to be with direct access endorsements) in such amount as may be determined by the Agent insuring the priority of the Mortgage of such Mortgaged Property and that the Borrower or one of its Subsidiaries holds marketable title to such Mortgaged Property, subject only to the encumbrances permitted by such Mortgage and which shall not contain exceptions for mechanics liens, persons in occupancy or matters which would be shown by a survey (except as may be permitted by such Mortgage), shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its sole discretion, and shall contain such endorsements and affirmative insurance as the Agent in its discretion may require, including but not limited to (i) comprehensive endorsement, (ii) variable rate of interest endorsement, (iii) usury endorsement, (iv) revolving credit endorsement, (v) tie-in endorsement, and (vi) doing business endorsement.

     Total Revolving Credit Commitment.  The sum of the Revolving Credit
     ---------------------------------
Commitments of the Banks, as in effect from time to time.

     Trademark Assignments.  The several Trademark Assignments, dated or to be
     ---------------------
dated on or prior to the Closing Date, made by the Parent and New A&M in favor of the Agent and in form and substance satisfactory to the Banks and the Agent.

     Type.  As to any Revolving Credit Loan or all or any portion of the Term
     ----
Loan, its nature as a Base Rate Loan, or a Eurodollar Rate Loan.

     Uniform Customs.  With respect to any Letter of Credit, the Uniform Customs
     ---------------
and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     Unpaid Reimbursement Obligation.  Any Reimbursement Obligation for which
     -------------------------------
the Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, (S)5.2.

     Voting Stock.  Stock or similar interests, of any class or classes (however
     ------------
designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     1.2. Rules of Interpretation.
          -----------------------

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f)  The words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

          (h) Reference to a particular "(S)" refers to that section of this Credit Agreement unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

          (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

          (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

          (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Agent or any of the Banks merely on account of the Agent's or any Bank's involvement in the preparation of such documents.

                       2. THE REVOLVING CREDIT FACILITY.
                          -----------------------------

     2.1. Commitment to Lend. Subject to the terms and conditions set forth in
          ------------------
this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with (S)2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Revolving Credit Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount
-----
and all Unpaid Reimbursement Obligations, provided that the sum of the
                                          --------
outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement
                   ----
Obligations shall not at any time exceed the Total Revolving Credit Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's
                                         --- ----
Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in (S)13 and (S)14, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and (S)14, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

     2.2. Commitment Fee. The Borrower agrees to pay to the Agent for the
          --------------
accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of one-half of one percent (0.5%) per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date by which the Total Revolving Credit Commitment minus the sum of the Maximum Drawing
                                            -----
Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the last Business Day of any fiscal quarter for the then ending calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Revolving Credit Commitments shall terminate.

     2.3. Reduction of Total Revolving Credit Commitment. The Borrower shall
          ----------------------------------------------
have the right at any time and from time to time upon five (5) Business Days prior written notice to the Agent to reduce by $5,000,000 or an integral multiple thereof or terminate entirely the Total Revolving Credit Commitment, whereupon the Revolving Credit Commitments of the Banks shall be reduced pro
                                                                         ---
rata in accordance with their respective Commitment Percentages of the amount
----
specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this (S)2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Revolving Credit Commitments may be reinstated.

     2.4. The Revolving Credit Notes. The Revolving Credit Loans shall be
          --------------------------
evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the Closing
   ------- -
Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Revolving Credit Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal
                                      ----- -----
amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

     2.5. Interest on Revolving Credit Loans. Except as otherwise provided in
          ----------------------------------
(S)6.11,

          (a) Each Revolving Credit Loan which is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of per annum equal to the Base Rate plus the Applicable Margin then applicable to Base Rate Loans.

          (b) Each Revolving Credit Loan which is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate then applicable to the Eurodollar Rate Loans.

          (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

     2.6  Requests for Revolving Credit Loans.
          -----------------------------------

          2.6.1.  General. The Borrower shall give to the Agent written notice
                  -------
     in the form of Exhibit B hereto (or telephonic notice confirmed in a
                    ------- -
     writing in the form of Exhibit B hereto) of each Revolving Credit Loan
                            ------- -
     requested hereunder (a "Loan Request") no later than 12:00 noon (Boston time) (i) the proposed Drawdown Date of any Base Rate Loan and (ii) on the third Eurodollar Business Day prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (A) the principal amount of the Revolving Credit Loan requested, (B) the proposed Drawdown Date of such Revolving Credit Loan, (C) the Interest Period for such Revolving Credit Loan and (D) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $100,000 or an integral multiple thereof for Base Rate Loans or a minimum aggregate amount of $1,000,000 or a whole multiple of $100,000 in excess thereof for Eurodollar Rate Loans.

          2.6.2.  Swing Line. Notwithstanding the notice and minimum amount
                  ----------
     requirements set forth in (S)2.6.1 but otherwise in accordance with the terms and conditions of this Credit Agreement, the Agent may, in its sole discretion and without conferring with the Banks, make Revolving Credit Loans to the Borrower (i) by entry of credits to the Borrower's operating account (Account No. 55067524) or such other account approved by the Agent (the "Operating Account") with the Agent to cover checks or other charges which the Borrower has drawn or made against such account or (ii) in an amount as otherwise requested by the Borrower. The Borrower hereby requests and authorizes the Agent to make from time to time such Revolving Credit Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented for payment from the Operating Account or as otherwise so requested. The Borrower acknowledges and agrees that the making of such Revolving Credit Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Revolving Credit Loans covered by a Loan Request including, without limitation, the limitations set forth in (S)2.1 and the requirements that the applicable provisions of (S)13 (in the case of Revolving Credit Loans made on the Closing Date) and (S)14 be satisfied. All actions taken by the Agent pursuant to the provisions of this (S)2.6.2 shall be conclusive and binding on the Borrower and the Banks absent the Agent's gross negligence or willful misconduct. Revolving Credit Loans made pursuant to this (S)2.6.2 shall be Base Rate Loans until converted in accordance with the provisions of the Credit Agreement and, prior to a Settlement, such interest shall be for the account of the Agent.

     2.7. Conversion Options.
          ------------------

          2.7.1.  Conversion to Different Type of Revolving Credit Loan. The
                  -----------------------------------------------------
     Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (i)
                                                             --------
     with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Agent not later than 1:00 p.m. (Boston time) prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three (3) Eurodollar Business Days prior written notice of such election; (iii) with respect to any such conversion of a Eurodollar Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (iv) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any
                                                               --------
     partial conversion shall be in an aggregate principal amount of $100,000 or a whole multiple thereof if a conversion to a Base Rate Loan and in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof if a conversion to a Eurodollar Rate Loan. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

          2.7.2.  Continuation of Type of Revolving Credit Loan. Any Revolving
                  ---------------------------------------------
     Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in (S)2.7.1; provided that no
                                                       --------
     Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this (S)2.7 is scheduled to occur.

          2.7.3   Eurodollar Rate Loans. Any conversion to or from Eurodollar
                  ---------------------
     Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $100,000 in excess thereof. Not more than six (6) Eurodollar Rate Loans having different interest periods may be outstanding at any time.

     2.8. Funds for Revolving Credit Loan.
          -------------------------------

          2.8.1.  Funding Procedures. Not later than 2:00 p.m. (Boston time) on
                  ------------------
     the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by (S)(S)13 and 14 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

          2.8.2.  Advances by Agent. The Agent may, unless notified to the
                  -----------------
     contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Bank's
                                  -----
     Commitment Percentage of such Revolving Credit Loans, times (iii) a
                                                           -----
     fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's

     Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due
                                         ----- -----
     and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

     2.9.  Settlements.
           -----------

             2.9.1. General. On each Settlement Date, the Agent shall, not later
                    -------
     than 11:00 a.m. (Boston time), give telephonic or facsimile notice (i) to the Banks and the Borrower of the respective outstanding amount of Revolving Credit Loans made by the Agent on behalf of the Banks from the immediately preceding Settlement Date through the close of business on the prior day and the amount of any Eurodollar Rate Loans to be made (following the giving of notice pursuant to (S)2.6.1(ii)) on such date pursuant to a Loan Request and (ii) to the Banks of the amount (a "Settlement Amount") that each Bank (a "Settling Bank") shall pay to effect a Settlement of any Revolving Credit Loan. A statement of the Agent submitted to the Banks and the Borrower or to the Banks with respect to any amounts owing under this
     (S)2.9 shall be prima facie evidence of the amount due and owing. Each
                     ----- -----
     Settling Bank shall, not later than 3:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Agent in the amount of the Settlement Amount for such Settling Bank. All funds advanced by any Bank as a Settling Bank pursuant to this (S)2.9 shall for all purposes be treated as a Revolving Credit Loan made by such Settling Bank to the Borrower and all funds received by any Bank pursuant to this (S)2.9 shall for all purposes be treated as repayment of amounts owed with respect to Revolving Credit Loans made by such Bank. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which the Borrower is a debtor prevent a Settling Bank from making any Revolving Credit Loan to effect a Settlement as contemplated hereby, such Settling Bank will make such dispositions and arrangements with the other Banks with respect to such Revolving Credit Loans, either by way of purchase of participations, distribution, pro tanto
                                                                       --- -----
     assignment of claims, subrogation or otherwise as shall result in each Bank's share of the outstanding Revolving Credit Loans being equal, as nearly as may be, to such Bank's Commitment Percentage of the outstanding amount of the Revolving Credit Loans.

             2.9.2. Failure to Make Funds Available. The Agent may, unless
                    -------------------------------
     notified to the contrary by any Settling Bank prior to a Settlement Date, assume that such Settling Bank has made or will make available to the Agent on such Settlement Date the amount of such Settling Bank's Settlement Amount, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Settling Bank makes available to the Agent such amount on a date after such Settlement Date, such Settling Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times
     (ii) the amount of such Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Settling Bank with respect to any amounts owing under this (S)2.9.2 shall be prima facie evidence of the amount due and owing to the Agent by such Settling Bank. If such Settling Bank's Settlement Amount is not made available to the Agent by such Settling Bank within three (3) Business Days following such Settlement Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans as of such Settlement Date.

             2.9.3.  No Effect on Other Banks. The failure or refusal of any
                     ------------------------
     Settling Bank to make available to the Agent at the aforesaid time and place on any Settlement Date the amount of such Settling Bank's Settlement Amount shall not (i) relieve any other Settling Bank from its several obligations hereunder to make available to the Agent the amount of such other Settling Bank's Settlement Amount or (ii) impose upon any Bank, other than the Settling Bank so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Bank.

                     3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.
                         ---------------------------------------

     3.1.  Maturity. The Borrower promises to pay on the Revolving Credit Loan
           --------
Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

     3.2.  Mandatory Repayments of Revolving Credit Loans. If at any time the
           ----------------------------------------------
sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Revolving Credit Commitment then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by (S)5.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

     3.3.  Optional Repayments of Revolving Credit Loans. The Borrower shall
           ---------------------------------------------
have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount
         --------
of any Eurodollar Rate Loans pursuant to this (S)3.3 may be made only on the last day of the Interest Period relating thereto (unless accompanied by amounts required by (S)6.10). The Borrower shall give the Agent, not later than 1:00 p.m., Boston time on the date of such proposed prepayment pursuant to this (S)3.3 of Base Rate Loans, and three (3) Eurodollar Business Days notice of any proposed prepayment pursuant to this (S)3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                              4.  THE TERM LOAN.
                                  -------------

     4.1.  Commitment to Lend. Subject to the terms and conditions set forth in
           ------------------
this Credit Agreement, each Bank agrees to lend to the Borrower on the Closing Date the amount of its Term Commitment of the principal amount of $15,000,000.00.

     4.2.  The Term Notes. The Term Loan shall be evidenced by separate
           --------------
promissory notes of the Borrower in substantially the form of Exhibit C hereto
                                                              ---------
(each a "Term Note"), dated the Closing Date and completed with appropriate insertions. One Term Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Term Commitment of the Term Loan and representing the obligation of the Borrower to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Term Commitment of the Term Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's Term Note Record reflecting the original principal amount of such Bank's Term Commitment of the Term Loan and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term Note, an appropriate notation on such Bank's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Note Record shall be prima facie
                                                                 ----- -----
evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Note Record shall not affect the obligations of the Borrower hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

     4.3.  Mandatory Payments of Principal of Term Loan.
           --------------------------------------------

             4.3.1. Term Loan. The Borrower promises to pay to the Agent for the
                    ---------
     account of the Banks the principal amount of the Term Loan in sixteen (16) consecutive quarterly payments, payable on the last day of each calendar quarter ending within any period set forth below in the amount set forth opposite such period, commencing on June 30, 2000, with a final payment on the Term Loan Maturity Date in an amount equal to the unpaid balance of the Term Loan.

          ---------------------------------------------------------------
                                                             Amount of
            Quarter Ending:                                Each Payment
          ---------------------------------------------------------------
               June 30, 2000 - September 30, 2001          $  750,000.00
          ---------------------------------------------------------------

          ---------------------------------------------------------------
               December 31, 2001 - September 30, 2003      $1,000,000.00
          ---------------------------------------------------------------
               December 31, 2003 - March 31, 2004          $1,250,000.00
          ---------------------------------------------------------------

          4.3.2.  Annual Excess Operating Cash Flow Recapture. For each fiscal
                  -------------------------------------------
     year of the Parent ending on or after December 31, 1999, the Borrower shall make a prepayment of principal on the Term Loan in an amount equal to (a) seventy-five percent (75%) of Excess Operating Cash Flow for such fiscal year if the Leverage Ratio is greater than 3.25:1.00 at the end of such fiscal year and the next succeeding fiscal quarter and (b) fifty percent (50%) of such Excess Operating Cash Flow for such fiscal year if the Leverage Ratio is less than or equal to 3.25:1.00 at the end of such fiscal year and the next succeeding fiscal quarter, such mandatory prepayment to be due one hundred five (105) days after the end of each applicable fiscal year and to be applied against the remaining scheduled installments of principal due on the Term Loan pro rata, with any remaining amounts to be
                                    --------
     applied against the outstanding amount of the Revolving Credit Loans; provided, however, that if the Leverage Ratio is less than or equal to
     --------  -------
     2.50:1.00 for any fiscal year and the next succeeding fiscal quarter, then no prepayment of principal will be required.

          4.3.3.  Proceeds. In the event the Borrower or any of its Subsidiaries
                  --------
     receives any (a) net cash proceeds in an aggregate amount exceeding $1,000,000 in any fiscal year from the sale or other disposition of assets permitted by (S)11.5.2 (other than the asset sales set forth on Schedule
                                                                     --------
     11.5.2 and sales of inventory in the ordinary course of business); (b)
     ------
     proceeds of insurance claims which have not been reinvested by the Borrower or such Subsidiary in replacement assets or to repair the asset so damaged, as the case may be, within two hundred seventy (270) days of receipt by such Person of such proceeds; (c) proceeds of tax refunds received by the Borrower or such Subsidiary; or (d) net cash proceeds from any equity issuances by the Borrower or its Subsidiaries after the Closing Date, the Borrower shall, within three (3) days of receipt by such Person of such proceeds, repay the outstanding Term Loan in an amount equal to 100% of such net cash proceeds (other than proceeds of insurance claims that are to be reinvested in accordance with clause (b)) provided, however, that in the
                                                  --------  -------
     case of net cash proceeds from equity issuances if the Leverage Ratio is less than 2.50:1.00 at the time such net cash proceeds are received, no such payment shall be required. Any such mandatory payments shall be applied against the remaining scheduled installments of principal due on the Term Loan pro rata.
                   --- ----

     4.4.  Optional Prepayment of Term Loan. The Borrower shall have the right
           --------------------------------
at any time to prepay the Term Notes on or before the Term Loan Maturity Date, as a whole, or in part, upon not less than five (5) Business Days prior written notice to the Agent, without premium or penalty, provided that (i) each partial
                                                 --------
prepayment shall be in the principal amount of $100,000 or an integral multiple thereof, (ii) no portion of the Term Loan bearing interest at the Eurodollar Rate may be prepaid pursuant to this (S)4.4 except on the last day of the Interest Period relating thereto (unless accompanied by amounts required by (S)6.10), and (iii) each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Term Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan pro rata. No amount repaid with respect to the Term Loan may be reborrowed.

     4.5.  Interest on Term Loan.
           ---------------------

             4.5.1. Interest Rates. Except as otherwise provided in (S)6.11, the
                    --------------
     Term Loan shall bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates:

                    (a) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Base Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Base Rate plus the Applicable Margin then applicable to Term Loans.

                    (b) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Eurodollar Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Eurodollar Rate plus the Applicable Margin then applicable to Term Loans.

     The Borrower promises to pay interest on the Term Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

             4.5.2.  Notification by Borrower. The Borrower shall notify the
                     ------------------------
     Agent, such notice to be irrevocable, not later than 1:00 p.m. (Boston time) on the Drawdown Date of the Term Loan if all or any portion of the Term Loan is to bear interest at the Base Rate and at least three (3) Eurodollar Business Days prior to the Drawdown Date of the Term Loan if all or any portion of the Term Loan is to bear interest at the Eurodollar Rate. After the Term Loan has been made, the provisions of (S)2.7 shall apply mutatis mutandis with respect to all or any portion of the Term Loan so
     ----------------
     that the Borrower may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Revolving Credit Loans.

             4.5.3.  Amounts, etc. Any portion of the Term Loan bearing interest
                     -------------
     at the Eurodollar Rate relating to any Interest Period shall be in the minimum amount of $1,000,000. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

                             5.  LETTERS OF CREDIT.
                                 -----------------

     5.1.  Letter of Credit Commitments.
           ----------------------------

          5.1.1.  Commitment to Issue Letters of Credit. Subject to the terms
                  -------------------------------------
     and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in (S)5.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; provided, however,
                                                              --------  -------
     that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $4,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Total Revolving Credit Commitment.

          5.1.2.  Letter of Credit Applications. Each Letter of Credit
                  -----------------------------
     Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

          5.1.3.  Terms of Letters of Credit. Each Letter of Credit issued,
                  --------------------------
     extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices.

          5.1.4.  Reimbursement Obligations of Banks. Each Bank severally agrees
                  ----------------------------------
     that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to (S)5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

          5.1.5.  Participations of Banks.  Each such payment made by a Bank
                  -----------------------
     shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under (S)5.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to (S)5.2.

     5.2.  Reimbursement Obligation of the Borrower. In order to induce the
           ----------------------------------------
Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

           (a) except as otherwise expressly provided in (S)5.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto,
     (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

           (b) upon the reduction (but not termination) of the Total Revolving Credit Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

           (c) upon the termination of the Total Revolving Credit Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with (S)15, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this (S)5.2 at any time from the date such amounts become due and payable (whether as stated in this (S)5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in (S)6.11 for overdue principal on the Revolving Credit Loans.

     5.3.  Letter of Credit Payments. If any draft shall be presented or other
           -------------------------
demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in
(S)5.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount equal to such
                                         -----
Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times
                                                                      -----
(iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is
360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     5.4.  Obligations Absolute. The Borrower's obligations under this (S)5
           --------------------
shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under (S)5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, absent any gross negligence or willful misconduct on the part of the Agent or such Bank, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.

     5.5.  Reliance by Issuer. To the extent not inconsistent with (S)5.4, the
           ------------------
Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

     5.6.  Letter of Credit Fee.  The Borrower shall, on the last Business Day
           --------------------
of any fiscal quarter pay a fee (in each case, a "Letter of Credit Fee") to the Agent in respect of each Letter of Credit at a rate per annum equal to the Applicable Margin for Eurodollar Rate Loans on the face amount of such Letter of Credit, for the accounts of the Banks in accordance with their respective Commitment Percentages. The Borrower shall also pay to the Agent for the Agent's own account, a fronting fee (the "Fronting Fee") equal to one-eighth of one percent (0.125%) per annum of the face amount of such Letter of Credit. In respect of each Letter of Credit, the Borrower shall also pay to the Agent for the Agent's own account, at such other time or times as such charges are customarily made by the Agent, the Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

                        6.  CERTAIN GENERAL PROVISIONS.
                            --------------------------

     6.1.  Closing and Arrangement Fees. The Borrower agrees to pay to the Agent
           ----------------------------
and BRS fees in the amount and at the times set forth in the Fee Letter.

     6.2.  Agent's Fee. The Borrower shall pay to the Agent an Agent's fee as
           -----------
provided in the Fee Letter.

     6.3.  Funds for Payments.
           ------------------

             6.3.1.  Payments to Agent. All payments of principal, interest,
                     -----------------
     Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Agent in Dollars, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other place that the Agent may from time to time designate, in each case not later than 2:00 p.m. (Boston time or other local time at the place of payment) and in immediately available funds.

             6.3.2.  No Offset, etc. All payments by the Borrower hereunder and
                     ---------------
     under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

     6.4.  Computations. All computations of interest on the Loans and of
           ------------
commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records and the Term Note Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

     6.5.  Inability to Determine Eurodollar Rate. In the event, prior to the
           --------------------------------------
commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Required Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (i) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Required Banks determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

     6.6.  Illegality. Notwithstanding any other provisions herein, if any
           ----------
present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (i) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (ii) such Bank's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this (S)6.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

     6.7.  Additional Costs, etc. If any present or future applicable law, which
           ---------------------
expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

          (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

               (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

               (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

               (iii) to require such Bank or the Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

     6.8. Capital Adequacy.  If after the date hereof any Bank or the Agent
          ----------------
determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or
(ii) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty
(30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

     6.9.  Certificate. A certificate setting forth any additional amounts
           -----------
payable pursuant to (S)(S)6.7 or 6.8 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

     6.10. Indemnity. The Borrower agrees to indemnify each Bank and to hold
           ---------
each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (ii) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request, notice (in the case of all or any portion of the Term Loans pursuant to (S)4.5.2) or a Conversion Request relating thereto in accordance with (S)2.6 or (S)2.7 or (S)4.5 or (iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

     6.11. Interest After Default.
           ----------------------

           6.11.1. Overdue Amounts.  Overdue principal and (to the extent
                   ---------------
     permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to three percent (3.0%) per annum above the Base Rate plus the Applicable Margin then applicable to Base Rate Loans
                   ----
     until such amount shall be paid in full (after as well as before judgment).

            6.11.2.  Amounts Not Overdue.  During the continuance of a Default
                     -------------------
     or an Event of Default the principal of the Loans not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Required Banks pursuant to
     (S)27, bear interest at a rate per annum equal to the greater of three percent (3.0%) per annum above the Base Rate plus the Applicable Margin
                                                  ----
     then applicable to Base Rate Loans.

     6.12.  Replacement Banks.

     Within thirty (30) days after (a) any Bank has demanded compensation from the Borrower pursuant to (S)(S)6.7 or 6.8 hereof, or (b) there shall have occurred a change in law with respect to any Bank as a consequence of which it shall have become unlawful for such Bank to make a Eurodollar Rate Loan on any Drawdown Date, as described in (S)6.6 hereof (any such Bank described in the foregoing clauses (a) or (b) is hereinafter referred to as an "Affected Bank"),
                                                               -------- ----
the Borrower may request so long as no Default or Event of Default has occurred that the Non-Affected Banks acquire all, but not less than all, of the Affected Bank's outstanding Loans and assume all, but not less than all, of the Affected Bank's Commitment. If the Borrower so requests, the Non-Affected Banks may elect to acquire all or any portion of the Affected Bank's outstanding Loans and to assume all or any portion of the Affected Bank's Commitment. If the Non-Affected Banks do not elect to acquire and assume all of the Affected Bank's outstanding Loans and Commitment, the Borrower may designate a replacement bank or banks, which must be satisfactory to the Agent and which would otherwise be an Eligible Assignee, to acquire and assume that portion of the outstanding Loans and Commitment of the Affected Bank not being acquired and assumed by the Non-Affected Banks. The provisions of (S)21 hereof shall apply to all reallocations pursuant to this (S)6.12, and the Affected Bank and any Non-Affected Banks and/or replacement banks which are to acquire the Loans and Commitments of the Affected Bank shall execute and deliver to the Agent, in accordance with the provisions of (S)21 hereof, such Assignments and Acceptances and other instruments, including, without limitation, Notes, as are required pursuant to (S)21 hereof to give effect to such reallocations. On the effective date of the applicable Assignments and Acceptances, the Borrower shall pay to the Affected Bank all interest accrued on its Loans up to but excluding such date, along with any fees payable to such Affected Bank hereunder up to but excluding such date.

                                 7.  GUARANTY.
                                     --------

     7.1.   Guaranty of Payment and Performance. The Parent hereby guarantees to
            -----------------------------------
the Agent and the Banks, the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to (S)362(a) of the Federal Bankruptcy Code and the operation of (S)(S)502(b) and 506(b) of the Federal Bankruptcy Code. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the

Agent or any Bank first attempt to collect any of the Obligations from the Borrower or resort to any collateral security or other means of obtaining payment. Should the Borrower default in the payment or performance of any of the Obligations, the obligations of the Parent hereunder with respect to such Obligations in default shall, upon demand by the Agent, become immediately due and payable to the Agent, for the benefit of the Banks and the Agent, without demand or notice of any nature, all of which are expressly waived by the Parent. Payments by the Parent hereunder may be required by the Agent on any number of occasions. All payments by the Parent hereunder shall be made to the Agent, in the manner and at the place of payment specified therefor in (S)6.2.1 hereof, for the account of the Banks and the Agent.

     7.2.  Parent's Agreement to Pay Enforcement Costs, etc.  The Parent further
           ------------------------------------------------
agrees, as the principal obligor and not as a guarantor only, to pay to the Agent, on demand, all reasonable costs and expenses (including court costs and legal expenses, including the allocated cost of staff counsel) incurred or expended by any Agent or any Bank in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this (S)7 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in (S)6.11 hereof, provided that if such interest exceeds
                                       --------
the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

     7.3.  Waivers by the Parent; Banks' Freedom to Act.  The Parent agrees that
           --------------------------------------------
the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Bank with respect thereto. The Parent waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrower or any other entity or other Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Parent agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Parent hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Agent or any Bank to assert any claim or demand or to enforce any right or remedy against the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of this Credit Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations made in accordance with the terms hereof; (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (v) the adequacy of any rights which the Agent or any Bank may have against any collateral security or other means of obtaining repayment of any of the Obligations; (vi) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Agent or any Bank might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Parent or otherwise operate as a release or discharge of the Parent (other than the indefeasible payment in full, in cash, of all of the Obligations and the irrevocable termination of the Commitments), all of which may be done without notice to the Parent. To the fullest extent permitted by law, the Parent hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent the Agent or any Bank from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Parent before or after the Agent's or such Bank's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Agent or any Bank.

     7.4.  Unenforceability of Obligations Against Borrower.  If for any reason
           ------------------------------------------------
the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrower by reason of the Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason (other than the indefeasible payment in full, in cash, of all of the Obligations and the irrevocable termination of the Commitments), to the extent permitted by law, this Guaranty shall nevertheless be binding on the Parent to the same extent as if the Parent at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Credit Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Parent.

     7.5.  Subrogation; Subordination.
           --------------------------

           7.5.1. Postponement of Rights Against Borrower.  Until the final
                  ---------------------------------------
     payment and performance in full in cash of all of the Obligations, the Parent shall not exercise any rights against the Borrower arising as a result of payment by the Parent hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Agent or any Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Parent will not claim any setoff, recoupment or counterclaim against the Borrower in respect of any liability of the Parent to the Borrower; and the Parent waives any benefit of and any right to participate in any collateral security which may be held by the Agent or any Bank.

           7.5.2. Subordination.  The payment of any amounts due with respect to
                  -------------
     any indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to the Parent is hereby subordinated to the prior payment in full in cash of all of the Obligations. The Parent agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, the Parent will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to such Parent until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Parent shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by the Parent as trustee for the Banks and the Agent and be paid over to the Agent, for the benefit of the Banks and the Agent, on account of the Obligations without affecting in any manner the liability of the Parent under the other provisions of this Guaranty.

           7.5.3. Provisions Supplemental.  The provisions of this (S)7.5 shall
                  -----------------------
     be supplemental to and not in derogation of any rights and remedies of the Banks and the Agent under any separate subordination agreement which the Agent may at any time and from time to time enter into with the Parent for the benefit of the Banks and the Agent.

     7.6.  Security; Setoff.  The Parent grants to the Agent and the Banks, as
           ----------------
security for the full and punctual payment and performance of all of the Parent's obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to the Parent now or hereafter held by the Agent or such Bank and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Agent or such Bank to the Parent or subject to withdrawal by the Parent. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, each of the Agent and the Banks is hereby authorized at any time and from time to time, without notice to the Parent (any such notice being expressly waived by the Parent) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Parent under this Guaranty, whether or not the Agent or such Bank shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

     7.7.  Further Assurances.  The Parent agrees that it will from time to
           ------------------
time, at the request of the Agent, do all such things and execute all such documents as the Agent may reasonably consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Banks and the Agent hereunder. The Parent acknowledges and confirms that it has established its own adequate means of obtaining from the Borrower on a continuing basis all information desired by it concerning the financial condition of the Borrower and that it will look to the Borrower and not to the Agent or any Bank in order for it to keep adequately informed of changes in any of the Borrower's financial condition.

     7.8.  Termination; Reinstatement.  This Guaranty shall terminate upon the
           --------------------------
final and indefeasible payment in full, in cash, of the Obligations. Notwithstanding any termination of this Guaranty upon the final and indefeasible payment in full, in cash, of the Obligations, this Guaranty shall continue to be effective or be reinstated, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made or value received.

     7.9.  Successors and Assigns.  This Guaranty shall be binding upon the
           ----------------------
Parent, its successors and assigns, and shall inure to the benefit of the Agent and the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Bank may, in accordance with the provisions of (S)22 and subject to the limitations set forth therein, assign or otherwise transfer this Credit Agreement, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Bank herein. The Parent may not assign any of its obligations hereunder.

                    8.  COLLATERAL SECURITY AND GUARANTIES.
                        ----------------------------------

     8.1.  Security of Borrower.  The Obligations shall be secured by (a) a
           --------------------
perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party, and (b) a pledge by the Borrower of 100% of the capital stock of each of its Subsidiaries pursuant to the terms of the Stock Pledge Agreement to which the Borrower is a party.

     8.2.  Guaranties and Security of Subsidiaries.  The Obligations shall also
           ---------------------------------------
be guaranteed by each Subsidiary Guarantor, pursuant to the terms of the Guaranty. The obligations of each Subsidiary Guarantor under the Guaranty shall be in turn secured by (a) a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each Subsidiary Guarantor, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Subsidiary Guarantor is a party, and (b) a pledge by each Subsidiary Guarantor of one hundred percent (100%) of the capital stock of each of its Subsidiaries pursuant to the Stock Pledge Agreement to which such Subsidiary Guarantor is a party.

     8.3.  Security of Parent.  The Obligations shall be secured by (a) a
           ------------------
perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Parent, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Parent is a party, and (b) a perfected first priority interest in 100% of the capital stock of each of its Subsidiaries pursuant to the terms of the Stock Pledge Agreement to which the Parent is a party.

                      9.  REPRESENTATIONS AND WARRANTIES.
                          ------------------------------

     Each of the Borrower and the Parent represents and warrants to the Banks and the Agent as follows:

     9.1.  Corporate Authority.
           -------------------

           9.1.1. Incorporation; Good Standing.  Each of the Parent, the
                  ----------------------------
     Borrower and their respective Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Parent, the Borrower and their Subsidiaries taken as a whole.

           9.1.2. Authorization.  The execution, delivery and performance of
                  -------------
     this Credit Agreement and the other Loan Documents to which the Parent, the Borrower or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Parent, the Borrower or any of their Subsidiaries and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Parent, the Borrower or any of their Subsidiaries.

           9.1.3. Enforceability.  The execution and delivery of this Credit
                  --------------
     Agreement and the other Loan Documents to which the Parent, the Borrower or any of their respective Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     9.2.  Governmental Approvals.  The execution, delivery and performance by
           ----------------------
the Parent, the Borrower and any of their respective Subsidiaries of this Credit Agreement and the other Loan Documents to which the Parent, the Borrower or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

     9.3.  Title to Properties; Leases.  Except as indicated on Schedule 11.2
           ---------------------------                          -------------
hereto, the Parent, the Borrower and their respective Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Parent, the Borrower and their respective Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     9.4.  Financial Statements and Projections.
           ------------------------------------

           9.4.1. Fiscal Year.  The Parent, the Borrower and each of their
                  -----------
     respective Subsidiaries has a 52/53 week fiscal year, with quarter ends as set forth on Schedule 9.4.1.
                  --------------

           9.4.2. Financial Statements.  There has been furnished to each of the
                  --------------------
     Banks a consolidated balance sheet of the Parent and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Parent and its Subsidiaries for the fiscal year then ended, certified by Arthur Andersen LLP. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Parent, on a consolidated basis, as at the Balance Sheet Date and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Parent or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

           9.4.3. Projections.  The projections of the annual operating budgets
                  -----------
     of the Parent and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 1999 to 2003 fiscal years, copies of which have been delivered to each Bank, disclose all key assumptions made in formulating such projections. To the knowledge of the Parent or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Parent and its Subsidiaries of the results of operations and other information projected therein.

     9.5.  No Material Changes, etc.  Since the Balance Sheet Date there has
           ------------------------
occurred no materially adverse change in the financial condition or business of the Parent, the Borrower and their respective Subsidiaries as shown on or reflected in the consolidated balance sheet of the Parent and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Parent, the Borrower and their Subsidiaries taken as a whole. Since the Balance Sheet Date, neither the Parent nor the Borrower has made any Distributions.

     9.6.  Franchises, Patents, Copyrights, etc.  Each of the Parent, the
           ------------------------------------
Borrower and their respective Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

     9.7.  Litigation.  Except as set forth in Schedule 9.7 hereto, there are no
           ----------                          -------- ---
actions, suits, proceedings or investigations of any kind pending or threatened against the Parent, the Borrower or any of their Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either individually or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Parent, the Borrower and their respective Subsidiaries or materially impair the right of the Parent, the Borrower and their respective Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Parent, the Borrower and their respective Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     9.8.  No Materially Adverse Contracts, etc.  None of the Parent, the
           ------------------------------------
Borrower nor any of their Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Parent, the Borrower or any of their Subsidiaries. None of the Parent, the Borrower nor any of their Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Parent, the Borrower and their Subsidiaries taken as a whole.

     9.9.  Compliance with Other Instruments, Laws, etc.  None of the Parent,
           --------------------------------------------
the Borrower nor any of their Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Parent, the Borrower and their Subsidiaries taken as a whole.

     9.10. Tax Status.  Each of the Parent, the Borrower and their respective
           ----------
Subsidiaries (i) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply except where the failure to file such tax returns, reports and declarations as described in clause (i) of this Section 9.10, or the failure to make the payments described in clause (ii) of this Section 9.10, would not have a material adverse effect on the financial condition of the Parent, the Borrower and their Subsidiaries taken as a whole. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

     9.11.  No Event of Default.  No Default or Event of Default has occurred
            -------------------
and is continuing.

     9.12.  Holding Company and Investment Company Acts.  None of the Parent,
            -------------------------------------------
the Borrower or any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     9.13.  Absence of Financing Statements, etc.  Except with respect to
            ------------------------------------
Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Parent, the Borrower or any of their Subsidiaries or any rights relating thereto.

     9.14.  Perfection of Security Interest. All filings, assignments, pledges
            -------------------------------
and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Parent, the Borrower or a Subsidiary Guarantor party to one of the Security Agreements is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

     9.15.  Certain Transactions. Except as set forth on Schedule 9.15 hereto
            --------------------                         -------------
and for arm's length transactions pursuant to which the Parent, the Borrower or any of their Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than such person could obtain from third parties, none of the officers, directors, or employees of the Parent, the Borrower or any of their Subsidiaries is presently a party to any transaction with the Parent, the Borrower or any of their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Parent or the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     9.16.  Employee Benefit Plans.
            ----------------------

            9.16.1.   In General. Each Employee Benefit Plan and each
                      ----------
     Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by (S)412 of ERISA. The Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under (S)103(d) of ERISA, with respect to each Guaranteed Pension Plan.

            9.16.2.   Terminability of Welfare Plans. No Employee Benefit
                      ------------------------------
     Plan, which is an employee welfare benefit plan within the meaning of
     (S)3(1) or (S)3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Parent, the Borrower or their respective Subsidiaries may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such person without liability to any Person other than for claims arising prior to termination.

            9.16.3.   Guaranteed Pension Plans. Each contribution required to
                      ------------------------
     be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of (S)302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed

     Pension Plan, and none of the Parent, the Borrower, any of their Subsidiaries nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to
     (S)307 of ERISA or (S)401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Parent, the Borrower, any of their Subsidiaries or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of
     (S)4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $500,000.

               9.16.4.   Multiemployer Plans. None of the Parent, the Borrower,
                         -------------------
     any of their Subsidiaries nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under (S)4201 of ERISA or as a result of a sale of assets described in
     (S)4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of (S)4241 or (S)4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under (S)4041A of ERISA.

     9.17.     Use of Proceeds.
               ---------------

               9.17.1.   General. The proceeds of the Loans shall be used for
                         -------
     the Acquisition, for Capital Expenditures, for new unit development and conversions, for existing unit remodeling, for permitted stock repurchases, for the issuance of letters of credit and working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

               9.17.2.   Regulations U and X. No portion of any Loan is to be
                         -------------------
     used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

               9.17.3.   Ineligible Securities. No portion of the proceeds of
                         ---------------------
     any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period or within thirty (30) days thereafter, any Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary.

     9.18.     Environmental Compliance. The Borrower has taken all necessary
               ------------------------
steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

               (a) none of the Parent, the Borrower, their Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Parent, the Borrower and their Subsidiaries taken as a whole;

               (b) none of the Parent, the Borrower nor any of their respective Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
     Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C.
     (S)6903(5), any hazardous substances as defined by 42 U.S.C. (S)9601(14), any pollutant or contaminant as defined by 42 U.S.C. (S)9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Parent, the Borrower or any of their Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

               (c)  except as set forth on Schedule 9.18 attached hereto: (i) no
                                           -------------
     portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Parent, the Borrower, their Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of

     Hazardous Substances on, upon, into or from the properties of the Parent, the Borrower or their respective Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Parent's, the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Parent's, the Borrower's or any of their Subsidiaries knowledge, operating in compliance with such permits and applicable Environmental Laws; and

          (d) None of the Parent, the Borrower and their respective Subsidiaries, any Mortgaged Property or any of the other Real Estate is required by any applicable environmental law to perform Hazardous Substances site assessments, or to remove or remediate Hazardous Substances, or to give notice to any governmental agency or to record or deliver to other Persons any environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby.

     9.19.     Subsidiaries, etc. As of the Closing Date, the only Subsidiaries
               -----------------
of the Parent and the Borrower are as set forth on Schedule 9.19 hereto. The
                                                   -------------
Parent is the record and beneficial owner of one hundred percent (100%) of the outstanding capital stock of the Borrower. Except as set forth on Schedule 9.19
                                                                  -------------
hereto, neither the Borrower nor any Subsidiary Guarantor is engaged in any joint venture or partnership with any other Person.

     9.20.     Bank Accounts. Schedule 9.20 hereto identifies each financial or
               -------------  -------------
similar institution with which the Parent, the Borrower or any of their Subsidiaries holds or maintains a depository, disbursement or investment account (other than any accounts held or maintained with the Agent), the address of such institutions, the account holder, account number sort code (if applicable), a description (including type and currency) and the purpose for which such account is used. Accounts for deposit of sales, excise and similar taxes which the Parent, the Borrower and their respective Subsidiaries are required by law to collect and pay to a taxing authority shall be so identified.

     9.21.     Insurance. The Parent, the Borrower and each of their
               ---------
Subsidiaries maintains with financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as are in accordance with sound business practices, with the details of such coverage being more fully described on Schedule 9.21 hereto.
                                                       -------------

     9.22.     Year 2000 Problem. The Parent, the Borrower and their respective
               -----------------
Subsidiaries have (i) reviewed the areas within their businesses and operations which could be adversely affected by failure to become "Year 2000 Compliant" (i.e. that computer applications, imbedded microchips and other systems used by the Parent, the Borrower or any of their Subsidiaries or any of its material vendors, will be able properly to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a detailed plan and timetable to become Year 2000 Compliant in a timely manner, and (iii) committed adequate resources to support the Year 2000 plan of the Parent, the Borrower and their respective Subsidiaries. Based upon such review, the Borrower reasonably believes that the Parent, the Borrower and their respective Subsidiaries will become "Year 2000 Compliant" in a timely manner except to the extent that failure to do so will not have any materially adverse effect on the business or financial condition of the Parent, the Borrower and their Subsidiaries taken as a whole.

     9.23.     No Amendments to Certain Documents. None of the Parent, the
               ----------------------------------
Borrower or any of their Subsidiaries has amended any of the Acquisition Documents in any material respect and each of the representations and warranties made by such Person in any of the Acquisition Documents was true and correct in all material respects when made and continues to be true and correct in all material respects on the Closing Date.

     9.24.     Disclosure. Neither this Credit Agreement nor any of the other
               ----------
Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Parent, the Borrower or any of their Subsidiaries in the case of any document or information not furnished by it or any of their Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to the Parent, the Borrower or any of their Subsidiaries which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, financial condition or prospects of the Parent, the Borrower and their Subsidiaries taken as a whole, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

                  10.  AFFIRMATIVE COVENANTS OF THE BORROWER.
                       -------------------------------------

     Each of the Parent and the Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

     10.1.     Punctual Payment. The Borrower will duly and punctually pay or
               ----------------
cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of the Subsidiary Guarantors is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

     10.2.     Maintenance of Office. Each of the Parent and the Borrower will
               ---------------------
maintain its chief executive office in Chicago, Illinois or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Parent or the Borrower in respect of the Loan Documents to which the Parent or the Borrower is a party may be given or made.

     10.3.     Records and Accounts. Each of the Parent and the Borrower will
               --------------------
(i) keep, and cause each of their Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of their Subsidiaries, contingencies, and other reserves, and (iii) at all times engage Arthur Andersen LLP or other independent certified public accountants satisfactory to the Agent as the independent certified public accountants of the Parent, the Borrower and their respective Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Parent, the Borrower and their respective Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Agent.

     10.4.     Financial Statements, Certificates and Information. The Borrower
               --------------------------------------------------
will deliver to each of the Banks:

               (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Parent, the consolidated balance sheet of the Parent and its Subsidiaries and the consolidating balance sheet of the Parent and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Arthur Andersen LLP or by other independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure
     --------
     to obtain knowledge of any Default or Event of Default;

               (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Parent, copies of the unaudited consolidated balance sheet of the Parent and its Subsidiaries and the unaudited consolidating balance sheet of the Parent and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Parent's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Parent and its Subsidiaries on the date thereof (subject to year-end adjustments);

               (c)       as soon as practicable, but in any event within thirty
     (30) days after the end of each month in each fiscal year of the Parent, unaudited monthly consolidated financial statements of the Parent and its Subsidiaries for such month and unaudited monthly consolidating financial statements of the Parent and its Subsidiaries for such month, each prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial condition of the Parent and its Subsidiaries on the date thereof (subject to year-end adjustments);

               (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit D hereto and setting forth in
                                  ---------
     reasonable detail computations evidencing compliance with the covenants contained in (S)12 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

               (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Parent or the Borrower;

               (f) from time to time upon request of the Agent, projections of the Parent and its Subsidiaries updating those projections delivered to the Banks and referred to in (S)9.4.2 or, if applicable, updating any such later projections delivered in response to a request pursuant to this (S)10.4(i); and

               (g) from time to time such other financial data and information (including accountants, management letters) as the Agent or any Bank may reasonably request.

     10.5.     Notices.
               -------

               10.5.1.   Defaults. The Parent and the Borrower will promptly
                         --------
     notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Parent, the Borrower or any of their Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Parent and the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

               10.5.2.   Environmental Events. The Borrower will promptly give
                         --------------------
     notice to the Agent and each of the Banks (i) of any violation of any Environmental Law that the Borrower or any of the Subsidiary Guarantors reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of the Subsidiary Guarantors, or the Agent's rights under the Mortgages with respect to the Mortgaged Property.

               10.5.3.   Notification of Claim against Collateral. The Parent
                         ----------------------------------------
     and the Borrower will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

               10.5.4.   Notice of Litigation and Judgments. The Parent and the
                         ----------------------------------
     Borrower will, and will cause each of their Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Parent, the Borrower or any of their Subsidiaries or to which the Parent, the Borrower or any of their Subsidiaries is or becomes a party involving an uninsured claim against the Parent, the Borrower or any of their Subsidiaries that could reasonably be expected to have a materially adverse effect on the Parent, the Borrower or any of their Subsidiaries and stating the nature and status of such litigation or proceedings. Each of the Parent and the Borrower will, and will cause each of their Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Parent, the Borrower or any of their Subsidiaries in an amount in excess of $1,000,000.

     10.6.     Corporate Existence; Maintenance of Properties. Each of the
               ----------------------------------------------
Parent and the Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of their Subsidiaries and will not, and will not cause or permit any of their Subsidiaries to, convert to a limited liability company. It
(i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of their Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Parent and the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of their Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this (S)10.6 shall prevent the
                    --------
Parent and the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of their Subsidiaries if such discontinuance is, in the judgment of the Parent and the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Parent, the Borrower and their respective Subsidiaries on a consolidated basis.

     10.7.     Insurance. The Parent and the Borrower will, and will cause each
               ---------
of their Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements, the Mortgages and
Schedule 9.21.
-------------

     10.8      Taxes. The Parent and the Borrower will, and will cause each of
               -----
their Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax,
                                                  --------
assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Parent, the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the
                                                  -------- -------
Parent, the Borrower and each Subsidiary will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

     10.9      Inspection of Properties and Books, etc.
               ---------------------------------------

               10.9.1.   General. The Parent and the Borrower shall permit the
                         -------
     Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Parent, the Borrower or any of their Subsidiaries, to examine the books of account of the Parent, the Borrower and their respective Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Parent, the Borrower and their respective Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request.

               10.9.2.   Appraisals. No more frequently than once each calendar
                         ----------
     year, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Parent will obtain and deliver to the Agent appraisal reports in form and substance and from appraisers satisfactory to the Agent, stating (i) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by the Parent or any of its Subsidiaries and (ii) the then current business value of each of the Parent and its Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrower.

               10.9.3.   Environmental Assessments. No more frequently than once
                         -------------------------
     each calendar year, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing, the Agent may, for the purpose of assessing and ensuring the value of any Mortgaged Property, obtain an environmental assessment or audit of such Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent to evaluate or confirm (i) whether any Hazardous Materials are present in the soil or water at such

     Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Agent deems appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrower.

               10.9.4.   Communications with Accountants. The Parent and the
                         -------------------------------
     Borrower authorize the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Parent's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Parent, the Borrower or any of their Subsidiaries. At the request of the Agent, the Parent shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this (S)10.9.5.

     10.10.    Compliance with Laws, Contracts, Licenses, and Permits. The
               ------------------------------------------------------
Parent and the Borrower will, and will cause each of their Subsidiaries to, comply with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its charter documents and by-laws, (iii) all agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments except to the extent any such failure to comply does not have a material adverse effect on the business, assets or financial condition of the Parent, the Borrower and their respective Subsidiaries. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Parent and the Borrower or any of their Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Parent, the Borrower or such Subsidiary is a party, the Parent or the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such person to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

     10.11.    Employee Benefit Plans. The Parent and the Borrower will (i) upon
               ----------------------
request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under (S)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under (S)(S)302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or
in respect of a Multiemployer Plan, under (S)(S)4041A, 4202, 4219, 4242, or 4245 of ERISA.

     10.12.    Use of Proceeds. The Borrower will use the proceeds of the Loans
               ---------------
used for the Acquisition, for Capital Expenditures, for new unit development and conversions, for existing unit remodeling, for permitted stock repurchases, for the issuance of letters of credit and working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

     10.13.  Additional Mortgaged Property. If, after the Closing Date, the
             -----------------------------
Borrower or any Subsidiary Guarantor acquires any real estate, the Borrower shall, or shall cause such Subsidiary to, forthwith deliver to the Agent a fully executed mortgage or deed of trust over such real estate, in form and substance satisfactory to the Agent, together with title insurance policies, surveys, evidences of insurances with the Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such real estate as was required for Real Estate of the Borrower or such Subsidiary Guarantor as of the Closing Date. The Borrower further agrees that, following the taking of such actions with respect to such real estate, the Agent shall have for the benefit of the Banks and the Agent a valid and enforceable first priority mortgage or deed of trust over such real estate, free and clear of all defects and encumbrances except for Permitted Liens. Upon the request of the Agent, the Borrower shall, or shall cause any Subsidiary Guarantor to, forthwith deliver to the Agent a fully executed leasehold mortgage over any Real Estate leased by the Borrower or any Subsidiary Guarantor.

     10.14.  Interest Rate Protection. The Borrower will, within five (5) days
             ------------------------
after the Eurodollar Rate for one month Interest Periods exceeds 7.0% for seven consecutive Business Days, purchase interest rate protection arrangements at times and in amounts satisfactory to the Agent having the effect of capping the Eurodollar Rate.

     10.15.  Bank Accounts. The Parent and the Borrower will, and will cause
             -------------
each of their respective Subsidiaries to, (i) establish a depository account (the "BKB Concentration Account") under the control of the Agent for the benefit of the Banks and the Agent, in the name of the Borrower, (ii) cause all cash proceeds of accounts to be deposited only into local depository accounts ("Local Accounts") or the BKB Concentration Account, (iii) direct all depository institutions with Local Accounts to cause all funds held in each such Local Account to be transferred no less frequently than every other Business Day to and only to the BKB Concentration Account, and (iv) at all times ensure that immediately upon the Parent's, the Borrower's or any of their respective Subsidiaries' receipt of any funds constituting accounts or cash proceeds of any Collateral, all such amounts shall have been deposited in a Local Account or the BKB Concentration Account. Notwithstanding the foregoing, each Local Account may maintain a balance not to exceed $50,000 at any time and the combined balances of all Local Accounts shall not exceed $500,000 in the aggregate at any time.

     10.16.  Further Assurances. The Parent and the Borrower will, and will
             ------------------
cause each of their Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                11. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.
                    ------------------------------------------

     Each of the Parent and the Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

     11.1.  Restrictions on Indebtedness. Neither the Parent nor the Borrower
            ----------------------------
will, nor will they permit any of their Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

            (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

            (b) current liabilities of the Parent, the Borrower or any of their Subsidiaries incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

            (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, worker's compensation, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of (S)11.8;

            (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

            (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

            (f) Indebtedness of the Parent, the Borrower or any of their Subsidiaries in respect of intercompany loans, advances, obligations or similar transfers among the Parent, the Borrower or such Subsidiaries, provided that such Person has executed and delivered to the Agent, for the
     --------
     benefit of the Banks and the Agent, a guaranty in substantially the form of Exhibit E attached hereto (if such Person is not a Borrower), a security
     ---------
     agreement in substantially the form of Exhibit F attached hereto, and any
                                            ---------
     other agreements, documents or instruments necessary to grant to the Agent a first priority perfected security interest in such Person's assets, as applicable;

            (g) Indebtedness of the Borrower or any Subsidiary in respect of Capitalized Leases and purchase money Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or any Subsidiary; provided that (i) the amount of such
                                        --------
     Indebtedness does not exceed the lesser of the fair market value or the purchase price of the property so acquired, and (ii) any lien securing such Indebtedness covers only the property so acquired, and provided, further
                                                            --------- -------
     that the sum of (A) the present value of the aggregate amount of all future principal payments owing under (i) Capitalized Leases existing on the date hereof and (ii) additional Capitalized Leases entered into pursuant to this subsection (g) after the date hereof, and (B) the aggregate principal amount of such purchase money Indebtedness, shall not at any time exceed $7,000,000;

            (h) Indebtedness in respect of interest rate protection arrangements required to be maintained by (S)10.14;

            (j) Indebtedness existing on the date hereof and listed and described on Schedule 11.1 hereto;
                  -------- ----

            (k) Unsecured Indebtedness of the Parent, the Borrower or any of their Subsidiaries in an amount not to exceed $1,000,000 in the aggregate; and

            (l) Indebtedness of the Parent or the Borrower in respect of guarantees of Indebtedness of any Subsidiary of the Parent or the Borrower to the extent that such Subsidiary is permitted to incur such Indebtedness under (S)11.1.

     11.2.  Restrictions on Liens. Neither Parent nor the Borrower will permit
            ---------------------
nor will they permit any of their Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, provided that the Parent, the Borrower or any of their
                      --------
Subsidiaries may create or incur or suffer to be created or incurred or to exist:

            (a) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties other than Mortgaged Properties to secure claims for labor, material or supplies in respect of obligations not overdue or which are being contested in good faith and by appropriate proceedings in accordance with Section 10.8;

            (b) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

            (c) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by (S)11.1(d);

            (d) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties other than Mortgaged Properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue or which are being contested in good faith and by appropriate proceedings in accordance with Section 10.8;

            (e) encumbrances on Real Estate other than the Mortgaged Property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary Guarantor is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or such Subsidiary Guarantor, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower or such Subsidiary Guarantor, individually or of the Parent, the Borrower and their respective Subsidiaries on a consolidated basis;

            (f)    liens existing on the date hereof and listed on Schedule 11.2
                                                                   -------- ----
     hereto;

            (g) purchase money security interests in or purchase money mortgages on real or personal property other than Mortgaged Properties acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by (S)11.1(g), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

            (h) liens and encumbrances on each Mortgaged Property as and to the extent permitted by the Mortgage applicable thereto; and

            (i) liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents.

     11.3.  Restrictions on Investments. Neither the Parent nor the Borrower
            ---------------------------
will, nor will they permit any of their Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

            (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

            (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

            (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's Rating Group;

            (d)    Investments existing on the date hereof and listed on
     Schedule 11.3 hereto;
     -------------

            (e)    Investments with respect to Indebtedness permitted by
     (S)11.1(f) so long as such entities remain Subsidiaries of the Parent or the Borrower;

            (f) Investments consisting of the Parent Guaranty and the Guaranty;

            (g) Investments by the Parent or the Borrower in the Borrower or a Guarantor;

            (h) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by (S)11.5.2; and

     11.4.  Distributions.
            -------------

     The Parent and the Borrower will not, nor will they permit any of their Subsidiaries to, make any Distributions other than:

     (a)  Distributions by any Subsidiary of the Borrower to the Borrower; or

     (b)  Distributions by any Subsidiary of the Parent to the Parent;

     provided in each case that no Default or Event of Default then exists or
     --------
would result after the making of such payment.

     11.5.  Merger, Consolidation and Disposition of Assets.
            -----------------------------------------------

               11.5.1.  Mergers and Acquisitions. Neither the Parent nor the
                        ------------------------
     Borrower will, nor will they permit any of their Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except (a) the Acquisition and (b) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, or the merger or consolidation of two or more Subsidiaries of the Borrower.

               11.5.2.  Disposition of Assets. Neither the Parent nor the
                        ---------------------
     Borrower will, nor will they permit any of their Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (i) those asset sales set forth on Schedule 11.5.2 hereto, and (ii) the sale of
                                    ---------------
     equipment and other restaurant or office furnishings no longer used or useful in the business in an amount not to exceed $500,000 in the aggregate, and (iii) the sale of inventory, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices.

     11.6.  Sale and Leaseback. Neither the Parent nor the Borrower will, nor
            ------------------
will they permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby such person shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that such Person intends to use for substantially the same purpose as the property being sold or transferred.

     11.7.  Compliance with Environmental Laws. Neither the Parent nor the
            ----------------------------------
Borrower will, nor will they permit any of their Subsidiaries to, (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (ii) except as set forth in Schedule 9.18,
                                                              -------------
cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate any Hazardous Substances on any of the Real Estate,
(iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate in any material respect any Environmental Law or bring such Real Estate in violation in any material respect of any Environmental Law.

     11.8.  Employee Benefit Plans. Neither the Parent nor the Borrower nor any
            ----------------------
ERISA Affiliate will

            (a)  engage in any "prohibited transaction" within the meaning of
     (S)406 of ERISA or (S)4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

            (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in (S)302 of ERISA, whether or not such deficiency is or may be waived; or

            (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to (S)302(f) or (S)4068 of ERISA; or

            (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to (S)307 of ERISA or (S)401(a)(29) of the Code; or

            (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of (S)4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in (S)8.16.3.

     11.9.  Business Activities. Neither the Parent nor the Borrower will, nor
            -------------------
will they permit any of their Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in related businesses.

     11.10. Fiscal Year. Neither the Parent nor the Borrower will, nor will
            -----------
they permit any of their Subsidiaries to, change the date of the end of its fiscal year from that set forth in (S)8.4.1.

     11.11. Transactions with Affiliates. Except as set forth on Schedule 9.15
            ----------------------------                         -------------
hereto, neither the Parent nor the Borrower will, nor will it permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

     11.12.  Negative Pledges. Neither the Parent nor the Borrower will, nor
             ----------------
will they permit any of their Subsidiaries to, enter into any agreement (excluding this Credit Agreement and the other Loan Documents) prohibiting the creation or assumption of any lien upon its properties, revenues or assets or those of any of their respective Subsidiaries, whether now owned or hereafter acquired other than agreements with Persons prohibiting any such lien only with respect to assets in which such Person has a prior security interest which is permitted by (S)11.2.

     11.13.  Upstream Limitations. Neither the Parent nor the Borrower will
             --------------------
permit any of their respective Subsidiaries to, enter into any agreement, contract or arrangement (other than the Credit Agreement and the Loan Documents) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature or to make transfers or distributions of all or any part of its assets to the Borrower or to any Subsidiary of such Subsidiary.

     11.14.  Inconsistent Agreements. Neither the Parent nor the Borrower will,
             -----------------------
nor will it permit any of their respective Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance by the Parent, the Borrower or such Subsidiary of its obligations hereunder or under any of the Loan Documents.

     11.15.  Creation of Subsidiaries. Neither the Parent nor any Borrower
             ------------------------
shall, nor shall they permit any of their respective Subsidiaries to, create any Subsidiary (other than Subsidiaries existing on the Closing Date and disclosed in (S)9.19 hereto) unless (a) one hundred percent (100%) of the capital stock or other equity interests of such Subsidiary are owned by the Parent, the Borrower or such Subsidiary, (b) prior to the formation of such Subsidiary, the Parent or the Borrower shall notify the Agent and the Banks thereof, and (c) contemporaneously with the formation of such Subsidiary, the Parent, the Borrower or such Subsidiary shall (i) take all steps as may be necessary or advisable in the opinion of the Agent to pledge to the Agent, for the benefit of the Banks and the Agent, on a perfected, first-priority basis all of the capital stock or other equity interest of such Subsidiary pursuant to a pledge agreement in form and substance satisfactory to the Agent, which such pledge agreement shall be a Security Document hereunder, (iii) cause such Subsidiary to guaranty all of the Obligations hereunder pursuant to a guaranty in form and substance satisfactory to the Agent, which such guaranty shall be a Security Document hereunder, and (iv) cause such Subsidiary to take all steps as may be necessary or advisable in the opinion of the Agent to grant to the Agent, for the benefit of the Banks and the Agent, a first priority, perfected security interest in substantially all of its assets as collateral security for such guaranty, pursuant to security documents, mortgages, pledges and other documents in form and substance satisfactory to the Agent, each of which documents shall be Security Documents hereunder.

                   12.  FINANCIAL COVENANTS OF THE BORROWER.
                        -----------------------------------

     The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

     12.1.  Leverage. The Borrower will not, as of the end of any Reference
            --------
Period ending on a date at any time during any period described in the table set forth below, permit the Leverage Ratio for such Reference Period to Exceed the ratio set forth opposite such period in such table:

               Period                                          Ratio
               ------                                          -----

   Closing Date through September 27, 1999                   3.50:1.00
September 28, 1999 through December 27, 1999                 3.25:1.00
   December 28, 1999 through June 26, 2000                   3.00:1.00
              Thereafter                                     2.50:1.00


     12.2.  Consolidated Net Worth. The Borrower will not permit Consolidated
            ----------------------
Net Worth at any time to be less than the sum of (a) $55,000,000 plus (b) on a
                                                                 ----
cumulative basis, fifty percent (50%) of positive Consolidated Net Income of the Parent and its Subsidiaries for each fiscal year thereafter, plus (c) one
                                                             ----
hundred percent (100%) of the proceeds of any sale by the Parent, the Borrower or their respective Subsidiaries of equity securities issued by the Parent, the Borrower or such Subsidiary.

     12.3.  Debt Service. The Borrower will not, as of the end of any Reference
            ------------
Period ending on any date at any time during any period described in the table set forth below, permit the Debt Service Coverage Ratio for such Reference Period to be less than the ratio set forth opposite such period in such table.


                   Period                               Ratio
                   ------                               -----

     Closing Date through December 27, 1999           2.00:1.00
                 Thereafter                           2.50:1.00


     12.4.  Interest Coverage. The Borrower will not, as of the end of any
            -----------------
Reference Period ending on any date at any time during any period described in the table set forth below to be less than the ratio set forth opposite such period in such table:

                   Period                               Ratio
                   ------                               -----
     Closing Date through June 26, 2000                 1.75
     June 27, 2000 through June 25, 2001                2.00
                 Thereafter                             2.25

     12.5.  Capital Expenditures. The Borrower will not make, or permit any
            --------------------
Subsidiary of the Borrower to make, Capital Expenditures in any fiscal year that exceed $25,000,000 in the aggregate in fiscal year 1999, $20,000,000 in the aggregate in fiscal year 2000 and $10,000,000 in the aggregate in any fiscal year thereafter; provided, however, that, if during any fiscal year the amount
                 --------  -------
of Capital Expenditures permitted for such fiscal year is not so utilized, fifty percent (50%) of such unutilized amount (one hundred percent (100%) for fiscal year 1999) may be utilized in the next succeeding fiscal year but not in any subsequent fiscal year. Notwithstanding the foregoing, any Capital Expenditures made in connection with the Acquisition shall not be Capital Expenditures for purposes of this (S)12.5.

                         13.  CLOSING CONDITIONS.
                              ------------------

     The obligations of the Banks to make the initial Revolving Credit Loans and the Term Loan and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

     13.1.  Loan Documents etc.
            ------------------

              13.1.1.  Loan Documents. Each of the Loan Documents shall have
                       --------------
     been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

              13.1.2.  Acquisition Documents. Each of the Acquisition Documents
                       ---------------------
     shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

     13.2.  Certified Copies of Charter Documents. Each of the Banks shall have
            -------------------------------------
received from the Parent, the Borrower and each of their respective Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

     13.3.  Corporate Action. All corporate action necessary for the valid
            ----------------
execution, delivery and performance by the Parent, the Borrower and each of their respective Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

     13.4.  Incumbency Certificate. Each of the Banks shall have received from
            ----------------------
the Parent, the Borrower and each of their respective Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each of such Person, each of the Loan Documents to which such Person is or is to become a party; (ii) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

     13.5.  Validity of Liens. The Security Documents shall be effective to
            -----------------
create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

     13.6.  Perfection Certificates and UCC Search Results. The Agent shall have
            ----------------------------------------------
received from each of the Parent, the Borrower and their respective Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

     13.7.  Survey and Taxes. The Agent shall have received (i) an updated
            ----------------
Survey of each Mortgaged Property together with a Surveyor Certificate relating thereto and (ii) evidence of payment of real estate taxes and municipal charges on all Real Estate not delinquent on or before the Closing Date.

     13.8.  Title Insurance. The Agent shall have received a Title Policy
            ---------------
covering each Mortgaged Property (or commitments to issue such policies, with all conditions to issuance of the Title Policy deleted by an authorized agent of the Title Insurance Company) together with proof of payment of all fees and premiums for such policies, from the Title Insurance Company and in amounts satisfactory to the Agent, insuring the interest of the Agent and each of the Banks as mortgagee under the Mortgages.

     13.9.  Certificates of Insurance. The Agent shall have received (i) a
            -------------------------
certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and (ii) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

     13.10. Hazardous Waste Assessments. The Agent shall have received
            ---------------------------
hazardous waste site assessments from environmental engineers and in form and substance satisfactory to the Agent, covering all Real Estate and all other real property in respect of which the Parent, the Borrower or any of their respective Subsidiaries may have material liability, whether contingent or otherwise, for dumping or disposal of Hazardous Substances.

     13.11. Opinion of Counsel. Each of the Banks and the Agent shall have
            ------------------
     received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from Seyfarth, Shaw, Fairweather & Geraldson, counsel to the Parent, the Borrower and their respective Subsidiaries.

     13.12   Satisfaction of Conditions of Purchase Agreement. The Agent shall
             ------------------------------------------------
have received evidence that all of the closing conditions in the Purchase Agreement have been satisfied without recourse to any provision permitting the waiver by any party thereto of any condition, obligation, covenant or other requirement.

     13.13   Completion of Acquisition, etc. The Acquisition shall have been
             ------------------------------

completed pursuant to the Purchase Agreement and otherwise on terms and conditions that are satisfactory to the Agent in all respects. The purchase price of the assets acquired pursuant to the Acquisition and all expenditures and transaction costs associated therewith shall not exceed $12,500,000 in the aggregate.

     13.14   Pro Forma Balance Sheet and Compliance Certificate. The Agent
             --------------------------------------------------
shall have received (a) a satisfactory pro forma balance sheet of the Parent and
                                       ---------
its Subsidiaries dated as of the Closing Date evidencing the effects of the Acquisition, and (b) a pro forma Compliance Certificate evidencing compliance
                       ---------
with the financial covenants set forth in (S)12 on the Closing Date.

     13.15   Consents and Approvals. The Agent shall have received evidence
             ----------------------
that all consents and approvals necessary to complete the transactions contemplated hereby have been obtained.

     13.16   Payment of Fees and other Arrangements. The Borrower shall have
             --------------------------------------
paid to the Banks or the Agent, as appropriate, the closing fee and the Agent's Fee and complied with all other arrangements as set forth in the Fee Letter among the Agent, BRS and the Borrower.

     13.17   Payoff Letter.  The Agent shall have received payoff letters from
             -------------
all existing lenders, indicating the amount of the loan obligations of the Parent, the Borrower or any of their respective Subsidiaries to such lender to be discharged on the Closing Date and an acknowledgment by such lender that upon receipt of such funds it will forthwith execute and deliver to the Agent for filing all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by the Parent, the Borrower or any of their respective Subsidiaries in favor of such lender.

     13.18   Disbursement Instructions. The Agent shall have received
             -------------------------
disbursement instructions from the Borrower, indicating that a portion of the proceeds of the Term Loan, in an amount equal to the aggregate loan obligations of the Parent, the Borrower or any of their respective Subsidiaries to any existing lenders, are to be disbursed to repay such obligations in full.

                     14.  CONDITIONS TO ALL BORROWINGS.
                          ----------------------------

     The obligations of the Banks to make any Loan, including the Revolving Credit Loan and the Term Loan, and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     14.1 Representations True; No Event of Default. Each of the representations
          -----------------------------------------
and warranties of any of the Parent, the Borrower and their respective Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

     14.2 No Legal Impediment. No change shall have occurred in any law or
          -------------------
regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

     14.3 Governmental Regulation. Each Bank shall have received such statements
          -----------------------
in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     14.1 Proceedings and Documents. All proceedings in connection with the
          -------------------------
transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

                  15. EVENTS OF DEFAULT; ACCELERATION; ETC.
                      ------------------------------------

     15.1 Events of Default and Acceleration. If any of the following events
          ----------------------------------
("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower or any of the Subsidiary Guarantors shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents within two (2) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) the Parent, the Borrower or any of their respective Subsidiaries shall fail to comply with any of its covenants contained in (S)(S)10.2, 10.4, 10.5, 10.6, 10.8, 10.10, 10.12, 10.14, 10.15, 11 or 12 or any of the
     covenants contained in any of the Mortgages;

          (d) the Parent, the Borrower or any of their respective Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this (S)15.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Agent;

          (e) any representation or warranty of the Parent, the Borrower or any of their respective Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (f) the Parent, the Borrower or any of their respective Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount in excess of $500,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount in excess of $500,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

          (g) the Parent, the Borrower or any of their respective Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Person or of any substantial part of the assets of such Person or shall commence any case or other proceeding relating to such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against such Person and such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

          (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Parent, the Borrower or any of their respective Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (i) there shall remain in force, unvacated, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against the Parent, the Borrower or any of their respective Subsidiaries that, with other outstanding final judgments, undischarged, against such Person exceeds in the aggregate $1,000,000;

          (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Parent, the Borrower or any of their respective Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (k) the Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $1,000,000 or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $1,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of (S)302(f)(1) of ERISA), provided that the Agent determines in its reasonable discretion
                --------
     that such event (A) could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

          (l) the Parent, the Borrower or any of their respective Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

          (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen
     (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of their respective Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

          (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Parent, the Borrower or any of their respective Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Parent, the Borrower or such Subsidiary;

          (o) the Parent, the Borrower or any of their respective Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against the Parent, the Borrower or any of their respective Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of such Person having a fair market value in excess of $1,000,000;

          (p) the Parent shall at any time, legally or beneficially own less than one hundred percent (100%) shares of the common stock of the Borrower, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of the Borrower;

          (r) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) (other than EGI-Chart House Investors, LLC and its Affiliates) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of twenty-five percent (25%) or more of the outstanding shares of common stock of the Parent; or, during any period of twelve consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors of the Parent;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Required Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event
                                         --------
of Default specified in (S)(S)15.1(g), 15.1(h) or 15.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

     15.2 Termination of Commitments. If any one or more of the Events of
          --------------------------
Default specified in (S)15.1(g), (S)15.1(h) or (S)15.1(j) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Required Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the

Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of their respective Subsidiaries of any of the Obligations.

     15.3 Remedies. In case any one or more of the Events of Default shall have
          --------
occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to (S)15.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Required Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if
                                    -- -----
such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     15.4 Distribution of Collateral Proceeds. In the event that, following the
          -----------------------------------
occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

          (b) Second, to all other Obligations in such order or preference as the Required Banks may determine; provided, however, that (i) distributions
                                       --------  -------
     shall be made (A) pari passu among Obligations with respect to the Agent's
                       ---- -----
     fee payable pursuant to (S)6.2 and all other Obligations and (B) with respect to each type of Obligation owing to the Banks, such as interest, principal, fees and expenses, among the Banks pro rata, and (ii) the Agent
                                                   --- ----
     may in its discretion make proper allowance to take into account any Obligations not then due and payable;

          (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to (S)9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

          (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                  16. SETOFF.
                                      ------

     Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (ii) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of
                                                       --- -----
claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if
                                                                --------
all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                              17. THE AGENT.
                                  ---------

     17.1 Authorization.
          -------------

          (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that
                                                                   --------
     no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

          (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

          (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

     17.2 Employees and Agents. The Agent may exercise its powers and execute
          --------------------
its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     17.3 No Liability. Neither the Agent nor any of its shareholders,
          ------------
directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     17.4 No Representations.
          ------------------

          17.4.1  General. The Agent shall not be responsible for the execution
                  -------
     or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of their respective Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Parent, the Borrower or any of their respective Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

          17.4.2   Closing Documentation, etc. For purposes of determining
                   --------------------------
     compliance with the conditions set forth in (S)12, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent or BRS to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent or BRS active upon the Borrower's account shall have received notice from such Bank prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Agent or BRS to such effect on or prior to the Closing Date.

     17.5. Payments.
           --------

           17.5.1.  Payments to Agent. A payment by the Borrower to the Agent
                    -----------------
     hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by
                                         --- ----
     the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

           17.5.2.  Distribution by Agent. If in the opinion of the Agent the
                    ---------------------
     distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

           17.5.3   Delinquent Banks. Notwithstanding anything to the contrary
                    ----------------
     contained in this Credit
     Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or to purchase
                                     --- ----
     any Letter of Credit Participation or (ii) to comply with the provisions of
     (S)15 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of
                                       --- ----
     such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement
     --- ----
     Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement
     --- ----
     Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all
                                                    --- ----
     outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     17.6 Holders of Notes. The Agent may deem and treat the payee of any Note
          ----------------
or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     17.7 Indemnity. The Banks ratably agree hereby to indemnify and hold
          ---------
harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or such affiliate has not been reimbursed by the Borrower as required by (S)18), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     17.8 Agent as Bank. In its individual capacity, BKB shall have the same
          -------------
obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

     17.9 Resignation. The Agent may resign at any time by giving sixty (60)
          -----------
days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     17.10.  Notification of Defaults and Events of Default.  Each Bank hereby
             ----------------------------------------------
agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this (S)17.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

     17.11.  Duties in the Case of Enforcement.  In case one of more Events of
             ---------------------------------
Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (i) so requested by the Required Banks and (ii) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not
                                            --------
comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                       18.  EXPENSES AND INDEMNIFICATION.
                            ----------------------------

     18.1.   Expenses.  The Borrower agrees to pay (i) the reasonable costs of
             --------
producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (iv) the reasonable fees, expenses and disbursements of the Agent or any of its affiliates incurred by the Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (v) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Parent, the Borrower or any of their respective Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and
(B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Parent, the Borrower or any of their respective Subsidiaries and (vi) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings.

     18.2.  Indemnification.  The Borrower agrees to indemnify and hold harmless
            ---------------
the Agent, its affiliates and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by the Parent, the Borrower or any of their respective Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (ii) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Parent, the Borrower or any of their respective Subsidiaries comprised in the Collateral, (iii) the Parent, the Borrower or any of their respective Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (iv) with respect to the Parent, the Borrower and their respective Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this (S)18.2 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

     18.3.  Survival. The covenants contained in this (S)18 shall survive
            --------
payment or satisfaction in full of all other Obligations.

            19. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.
                ---------------------------------------------

     19.1.  Sharing of Information with Section 20 Subsidiary. The Borrower
            -------------------------------------------------
acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Parent, the Borrower or one or more of their respective Subsidiaries, in connection with this Credit Agreement or otherwise, by a Section 20 Subsidiary. The Parent and the Borrower, for itself and each of their respective Subsidiaries, hereby authorizes (except as otherwise prohibited by applicable law) (a) such Section 20 Subsidiary to share with the Agent and each Bank any information delivered to such Section 20 Subsidiary by the Parent, the Borrower or any of their respective Subsidiaries, and (b) the Agent and each Bank to share with such Section 20 Subsidiary any information delivered to the Agent or such Bank by the Parent, the Borrower or any of their respective Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

     19.2.  Confidentiality.  Each of the Banks and the Agent agrees, on behalf
            ---------------
of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Parent, the Borrower or any of their respective Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit
                                     --------
the disclosure of any such information (a) after such information shall have become public other than through a violation of this (S)19, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, the Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in (S)19.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of (S)21.6. Moreover, each of the Agent, the Banks and any Section 20 Subsidiary is hereby expressly permitted by the Borrower to refer to any of the Parent, the Borrower and their respective Subsidiaries in connection with any advertising, promotion or marketing undertaken by the Agent, such Bank or such Section 20 Subsidiary and, for such purpose, the Agent, such Bank or such Section 20 Subsidiary may utilize any trade name, trademark, logo or other distinctive symbol associated with the Parent, the Borrower or any of their respective Subsidiaries or any of their businesses.

     19.3.  Prior Notification.  Unless specifically prohibited by applicable
            ------------------
law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

     19.4.  Other.  In no event shall any Bank or the Agent be obligated or
            -----
required to return any materials furnished to it or any Section 20 Subsidiary by the Parent, the Borrower or any of their respective Subsidiaries. The obligations of each Bank under this (S)19 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

                        20.  SURVIVAL OF COVENANTS, ETC.
                             --------------------------

     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Parent, the Borrower or any of their respective Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Parent, the Borrower or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

                       21.  ASSIGNMENT AND PARTICIPATION.
                            ----------------------------

     21.1.  Conditions to Assignment and Accession.
            --------------------------------------

              21.1.1. Assignment by Banks. Except as provided herein, each Bank
                      -------------------
     may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of (a) its Commitment Percentage and Revolving Credit Commitment and the same portion of the Loans at the time owing to it, the Revolving Credit Notes held by it and its participating interest in the risk relating to any Letters of Credit and (b) its Term Loan Commitment and the same portion of the Term Loan owing to it and the Term Note held by
     it); provided that (i) each of the Agent and, unless a Default or Event of
          --------
     Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (iii) each assignment shall be in a minimum amount of $5,000,000 and (iv) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit G hereto (an "Assignment
                                              ------- -
     and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof,
     (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in (S)21.3, be released from its obligations under this Credit Agreement.

            21.1.2 Accession.  Except as otherwise provided herein, Eligible
                   ---------
     Assignees (each such Eligible Assignee, an "Acceding Bank") may, at the request of the Borrower and with the consent of the Agent, become party to this Credit Agreement by entering into an Instrument of Accession in substantially the form of Exhibit H hereto (an "Instrument of Accession")
                               ---------
     with the Borrower and the Agent and assuming thereunder a Revolving Credit Commitment, in an amount to be agreed upon by the Borrower, such Acceding Bank and the Agents, to make Revolving Credit Loans and participate in the risk relating to the Letters of Credit pursuant to the terms hereof, and the Total Revolving Credit Commitment shall thereupon be increased by the amount of such Acceding Bank's Revolving Credit Commitment; provided, however, that (a) the Agent shall have given its prior written consent to such accession, and (b) in no event shall the Total Revolving Credit Commitment be increased under any one or more of such Instruments of Accession so as to exceed, in the aggregate, $25,000,000. On the effective date specified in any Instrument of Accession, Schedule 1 hereto shall be
                                                    ----------
     deemed to be amended to reflect (a) the name, address, Revolving Credit Commitment and Commitment Percentage of such Acceding Bank, (b) the Total Revolving Credit Commitment as increased by such Acceding Bank's Revolving Credit Commitment, and (c) the changes to the other Banks' respective Commitment Percentages and any changes to the other Banks' respective Revolving Credit Commitments (in the event such Bank is also the Acceding
     Bank) resulting from such assumption and such increased Total Revolving Credit Commitment.

     21.2.  Certain Representations and Warranties; Limitations; Covenants. By
            --------------------------------------------------------------
executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

            (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

            (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent, the Borrower and their respective Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Parent, the Borrower and their respective Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

            (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in (S)9.4 and (S)10.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

            (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

            (e) such assignee represents and warrants that it is an Eligible Assignee;

            (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

            (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

            (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

            (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro
                                                                          ---
     rata share of Letter of Credit Fees in respect of outstanding Letters of
     ----
     Credit.

     21.3.  Register. The Agent shall maintain a copy of each Assignment and
            --------
Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans and the Term Loan owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

     21.4.  New Notes. Upon its receipt of an Assignment and Acceptance executed
            ---------
by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this (S)21.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

     21.5.  Participations.  Each Bank may sell participations to one or more
            --------------
banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided
                                                                      --------
that (i) each such participation shall be in an amount of not less than $5,000,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

     21.6.  Disclosure.  The Borrower agrees that in addition to disclosures
            ----------
made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or
--------
participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation. For purposes of this (S)21.6 an assignee or participant or potential assignee or participant may include a counterparty with whom such Bank has entered into or potentially might enter into a derivative contract referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document.

     21.7.  Assignee or Participant Affiliated with the Borrower. If any
            ----------------------------------------------------
assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to (S)15.1 or (S)15.2, and the determination of the Required Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans or Reimbursement Obligations. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to
(S)15.1 or (S)15.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Required Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans or Reimbursement Obligations to the extent of such participation.

     21.8.  Miscellaneous Assignment Provisions.  Any assigning Bank shall
            -----------------------------------
retain its rights to be indemnified pursuant to (S)18 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If any Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Required Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this (S)21 to the contrary notwithstanding, (a) any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under (S)4 of the Federal Reserve Act, 12 U.S.C. (S)341 and (b) any Bank that is a fund that invests in bank loans may at any time pledge all or any portion of its interests and rights with respect to its Term Note to any trustee for, or any other representative of, holders of obligations owed or securities issued by such fund as security for such obligations or securities, provided that any foreclosure or
                                                --------
similar action by such trustee or other representative shall be subject to the other provisions of this (S)21. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     21.9.  Assignment by Borrower.  The Borrower shall not assign or transfer
            ----------------------
any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                               22.  NOTICES, ETC.
                                    ------------

     Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

            (a) if to the Parent or the Borrower, at 640 North LaSalle Street, Suite 295, Chicago, IL 60610 Attention Thomas J. Walters, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

            (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Thomas P. Tansi, Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

            (c)  if to any Bank, at such Bank's address set forth on Schedule 1
                                                                     -------- -
     hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                              23.  GOVERNING LAW.
                                   -------------

     THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN (S)22. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                 24.  HEADINGS.
                                      --------

     The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                               25.  COUNTERPARTS.
                                    ------------

     This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                          26.  ENTIRE AGREEMENT, ETC.
                               ---------------------

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
(S)28.

                          27.  WAIVER OF JURY TRIAL.
                               --------------------

     The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (i) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                   28.  CONSENTS, AMENDMENTS, WAIVERS, ETC.
                        ----------------------------------

     Any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Parent, the Borrower or any of their respective Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Required Banks. Notwithstanding the foregoing, a decrease in the rate of interest on the Notes forgiveness of any principal of the Notes, an extension of the maturity of or extension of scheduled payments on the Notes, an increase in the Revolving Credit Commitment (other than increases which are contemplated and permitted by (S)21.1.2 hereof), an increase in the maximum principal amount of the Term Loans of the Banks, or a decrease in the amount of the commitment fee or Letter of Credit Fees hereunder may not be effected without the written consent of each Bank affected thereby; this (S)28 and the definition of Required Banks may not be amended, and substantially all of the Collateral may not be released, and no Guarantor may be released without the written consent of all of the Banks; and the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and (S)17 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                              29.  SEVERABILITY.
                                   ------------

     The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                   CHART HOUSE ENTERPRISES, INC.



                                   By: _________________________________________
                                        Name:
                                        Title:


                                   CHART HOUSE, INC.



                                   By: _________________________________________
                                        Name:
                                        Title:


                                   BANKBOSTON, N.A., individually and as Agent



                                   By: _________________________________________
                                        Name:
                                        Title:


                                   BANCBOSTON ROBERTSON STEPHENS INC.,
                                   as Arranger


                                   By: _________________________________________
                                        Name:
                                        Title: